Exhibit 10.1

CONTRIBUTION AGREEMENT
BY AND AMONG
WHITESTONE REIT OPERATING PARTNERSHIP, L.P.
AS CONTRIBUTOR
AND
PILLARSTONE CAPITAL REIT OPERATING PARTNERSHIP LP
AS COMPANY
AND
PILLARSTONE CAPITAL REIT
AS REIT

DECEMBER 8, 2016

CONTRIBUTION AGREEMENT
THIS CONTRIBUTION AGREEMENT (this “Agreement”), dated as of December 8, 2016 (the “Effective Date”), is by and among WHITESTONE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as contributor (“Contributor”), PILLARSTONE CAPITAL REIT OPERATING PARTNERSHIP LP, a Delaware limited partnership, as recipient (“Company”), and PILLARSTONE CAPITAL REIT, a Maryland real estate investment trust (the “REIT”).
Contributor desires to contribute the Property (as defined below) to Company in exchange for OP Units (as defined below) issued by Company, and Company desires to receive the contribution of the Property from Contributor, all as more particularly set forth in this Agreement. In consideration of the payments and mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contributor, Company and REIT agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1.    Definitions. In addition to any other terms whose definitions are fixed and defined elsewhere in this Agreement, the following terms, when used in this Agreement with a capital letter, have the meanings set forth below:
“Affiliate” means with respect to any Person any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person.
“Business Day” means any day other than a Saturday, a Sunday or a federal holiday recognized by the Federal Reserve Bank of New York.
“Change of Control” means any of the following events: (i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than Contributor or a wholly-owned subsidiary thereof or any employee benefit plan of Contributor or any of its subsidiaries, becomes the beneficial owner of Contributor’s securities having 35% or more of the combined voting power of the then outstanding securities of Contributor that may be cast for the election of Trustees of Contributor (other than as a result of an issuance of securities initiated by Contributor in the ordinary course of business); (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of Contributor or any successor company or entity entitled to vote generally in the election of the Trustees of Contributor or such other corporation or entity after such transaction are held in the aggregate by the holders of Contributor’s securities entitled to vote generally in the election of Trustees of Contributor immediately prior to such transaction; (iii) during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board of Trustees of Contributor cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Contributor’s shareholders, of each

Trustee of Contributor first elected during such period was approved by a vote of at least two-thirds (2/3rds) of the Trustees of Contributor then still in office who were (a) Trustees of Contributor at the beginning of any such period, and (b) not initially (1) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a Person other than the Board of Trustees of Contributor, or (2) designated by a Person who has entered into an agreement with Contributor to effect a transaction described in (i) or (ii) above or (iv) or (v) below; (iv) a complete liquidation or dissolution of Contributor; or (v) the sale or other disposition of all or substantially all of the assets of Contributor to any Person (other than a transfer to a subsidiary of Contributor).
“Claim Notice” means a written notice delivered by Company to Contributor setting forth a reasonably detailed description of the specific Claim or Claims being asserted, including without limitation detailed statements of (i) the amount of loss or damage being asserted and (ii) the rationale for or explanation of why the Claim is alleged to be the responsibility of Contributor.
“Claims” means any suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, expenses or costs, including without limitation attorneys’ and experts’ fees and costs and investigation, remediation costs, losses due to impairment or diminished value or any other losses or costs of any type or kind.
“Closing” means the consummation of the transactions contemplated hereby.
“Closing Documents” means the documents, instruments (including, without limitation, any deeds or assignments) and other agreements executed and delivered at or in connection with the Closing.
“Code” means the Internal Revenue Code of 1986, as amended, or any corresponding provision(s) of any succeeding law.
“Commitment” with respect to any Entity means: (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights or other contract or similar agreement that could require such Entity to issue any of its Equity Interests, or any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of such Entity; (b) statutory preemptive rights or preemptive rights granted under the applicable Entities organizational documents; and (c) stock appreciation rights, phantom stock, profit participation or other similar rights with respect to such Entity.
“Company” means the Person identified as such in the first paragraph of this Agreement.
“Due Diligence Materials” means all of the documents and other materials provided by or on behalf of Contributor to Company and its Representatives prior to the date hereof.
“Encumbrance” means any charge, claim, lien, license, security interest, or other encumbrance.

“Entities” means those entities listed on Schedule 1.1 that are being contributed by Contributor to Company that own Real Property Assets (as defined in Section 2.1 below).
“Equity Interests” means (a) any capital stock, share, partnership or membership interest, unit of participation or other similar interest (however designated) in any Person and (b) any option, warrant, purchase right, conversion right, exchange rights or other contract or similar agreement which would entitle any Person to acquire any such interest in such Person or otherwise entitle any Person to share in the equity, profit, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation or other similar rights).
“Governmental Authority” means any federal, state, county or municipal government, or political subdivision thereof, any governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court or administrative tribunal.
“Hazardous Materials” means materials, wastes, or substances that are (A) included within the definition of any one or more of the terms “hazardous substances,” “hazardous materials,” “toxic substances,” “toxic pollutants,” and “hazardous waste” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.) and the regulations promulgated pursuant to such laws, (B) regulated, or classified as hazardous or toxic, under federal, state or local environmental laws or regulations, (C) petroleum, (D) asbestos or asbestos-containing materials, (E) polychlorinated biphenyls, (F) flammable explosives or (G) radioactive materials.
“Leases” means those leases, license agreements and occupancy agreements, together with any and all amendments and/or modifications thereto, as identified in Schedule 6.1.1 including those leases, if any, identified on Schedule 6.1.1 as being in default with all rights to possession having been terminated and with tenants under such leases being referred to in this Agreement as “Defaulting Tenants”.
“Leasing Costs” means third party leasing commissions payable in connection with the Leases and the cost of tenant improvement work and tenant allowances which the landlord is required to pay or provide under the terms of the Leases.
“Person” means any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated association, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.
“Real Estate Taxes” means all real estate taxes and assessments applicable to the Property, including all installments of special taxes or assessments.
“SEC” means the United States Securities and Exchange Commission.
“State” means the State in which the Property being referenced is located.

“Tax” means any federal, state, county, local, or foreign tax, charge, fee, levy, impost, duty, or other assessment, including income, gross receipts, excise, employment, sales, use, transfer, recording, license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duty, capital stock, paid-up capital, profits, withholding, social security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Governmental Authority, including any interest, penalties, and additions imposed thereon or with respect thereto, and including liability for the taxes of any other Person under Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract, or otherwise.
“Tax Return” means any return (including any informational return) report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to any Taxing Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of compliance with any legal requirement relating to any Tax.
“Taxing Authority” means the Internal Revenue Service and any other federal, state, local or foreign Governmental Authority responsible for the administration of any Tax.
“Tenant” means the tenant, occupier or licensee of any Property under any Lease, but in no event shall it include any Defaulting Tenants
Section 1.2.    Terms Generally. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)    the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
(b)    the meanings of defined terms will be applicable equally to the singular and plural of the terms defined;

(c)    the words “including” and “include” and other words of similar import will be deemed to be followed by the phrase “without limitation”; and

(d)    any consent, determination, election or approval required to be obtained, or permitted to be given, by or on behalf of any party hereunder, will be granted, withheld or made (as the case may be) by such party in the exercise of such party’s commercially reasonable discretion and within a commercially reasonable period of time.

ARTICLE II
CONTRIBUTION OF PROPERTY

Section 2.1.    Contribution. Contributor agrees to contribute to Company, and Company agrees to receive from Contributor, subject to the provisions, terms, covenants and conditions set forth in this Agreement, all of Contributor’s ownership interest in each of the Entities, which Entities own those certain parcels of improved property listed by address on Schedule 2.1 attached hereto (collectively, the “Real Property”) together with any and all rights, privileges and easements appurtenant thereto, the buildings improvements and fixtures (other than fixtures owned or removable by any Tenant or third party) located thereon (collectively, the “Improvements”) and all tangible personal property used in the operation or maintenance of the Real Property or Improvements, if any (the “Personal Property”). The Real Property, together with the Improvements and Personal Property thereon, are hereinafter collectively referred to as the “Real Property Assets” or individually as a “Real Property Asset”. The Entities and the Real Property Assets are hereinafter collectively referred to as the “Properties” or as the “Property”.
Section 2.2.    Consideration for Contribution.
(a)    The aggregate consideration for the contribution of the Properties is Eighty-Three Million Five Hundred Sixty-Five Thousand and No/100 Dollars ($83,565,000.00) (the “Contribution Consideration”), subject to prorations, credits and adjustments as set forth herein.
(b)    Company will pay the following Contribution Consideration:
(i)    At Closing, Company shall take title to the Properties subject to (1) those certain loans encumbering the Real Property Assets as identified on Schedule 2.2 (each an “Existing Loan” and collectively the “Existing Loans”) from the lenders identified on Schedule 2.2 (each an “Existing Lender” and collectively the “Existing Lenders”), in the original principal amounts shown on Schedule 2.2, and (2) that certain credit facility identified on Schedule 2.2 (the “Credit Facility”) with the Existing Lender identified thereon; provided, however, that Company’s liability with respect to the Credit Facility obligation shall be limited to an amount equal to 5.0% of the stated amount of the Credit Facility. The Company shall assume Contributor’s obligations under the Existing Loans and its portion of the Credit Facility by executing the documents required by each Existing Lender. Company agrees to indemnify and hold Contributor harmless from and against any costs, charges, fees and penalties assessed or charged by the Existing Lenders (i) in connection with the transfer of the Properties from Contributor to Company and the related default under the terms of the loan documents for each Existing Loan, or (ii) if Company fails to timely pay any of the Existing Loans in full as and when required.
(ii)    At Closing, Company shall issue certain Class A limited partnership interests in Company (each, individually, an “OP Unit” and collectively the “OP Units”) designated as Class A Units in the Agreement of Limited Partnership of Company, dated effective as of September 23, 2016, as amended, and as the same may further be amended in accordance with the terms thereof (the “Partnership Agreement”) to Contributor. The OP Units shall be valued at $1.331 per OP Unit for this purpose, as provided in Article X below.

Section 2.3.    Tax Treatment. The parties intend that (i) the portion of any transfer, assignment and exchange of the Property for OP Units by Contributor effectuated pursuant to this Agreement shall be treated as a capital contribution described in Section 721 of the Code and (ii) all indebtedness to be assumed by the Company pursuant to the transactions contemplated by this Agreement be treated as “qualified liabilities” within the meaning of Treasury Regulation Section 1.707-5(a)(5); provided, however, to the extent required by Section 707 of the Code, the assumption of debt by Company that is treated as part of a sale in accordance with Treasury Regulation Section 1.707-5 (including non-qualified liabilities, if any, and such portion of qualified liabilities provided in Treasury Regulation Section 1.707-5(a)(5)) shall be treated as a receipt of cash by Contributor shall be treated as in consideration for the sale of a portion of the Property. The parties agree to the tax treatment described in this Section 2.3, and Contributor and Company shall file their respective tax returns consistent with such treatment, unless otherwise required by applicable law.
ARTICLE III
COMPANY’S EXAMINATION OF THE PROPERTIES; AS-IS CONTRIBUTION.
Section 3.1.    Company’s Independent Investigation. Prior to the execution of this Agreement, Company has had the opportunity to perform due diligence on the Properties. No additional due diligence shall be performed prior to Closing.
Section 3.2.    AS-IS CONTRIBUTION. WITH RESPECT TO EACH PROPERTY, COMPANY SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY SET FORTH IN THE CLOSING DOCUMENTS AND IN CONTRIBUTOR’S REPRESENTATIONS, WARRANTIES AND COVENANTS OF CONTRIBUTOR SET FORTH IN THIS AGREEMENT, (1) CONTRIBUTOR IS CONTRIBUTING AND COMPANY IS ACQUIRING THE PROPERTY “AS IS, WHERE IS AND WITH ALL FAULTS” AND (2) COMPANY IS NOT RELYING ON ANY REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM CONTRIBUTOR OR ANY CONTRIBUTOR PARTY AS TO ANY MATTER CONCERNING OR RELATING TO THE PROPERTY, OR SET FORTH, CONTAINED OR ADDRESSED IN THE DUE DILIGENCE MATERIALS (INCLUDING WITHOUT LIMITATION, THE COMPLETENESS THEREOF), INCLUDING WITHOUT LIMITATION: (I) THE QUALITY, NATURE, HABITABILITY, MERCHANTABILITY, USE, OPERATION, VALUE, MARKETABILITY, ADEQUACY, FITNESS FOR A PARTICULAR PURPOSE, OR PHYSICAL CONDITION OF THE PROPERTY OR ANY ASPECT OR PORTION THEREOF (INCLUDING WITHOUT LIMITATION STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES, ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, SOILS, GEOLOGY AND GROUNDWATER), (II) THE DIMENSIONS OR LOT SIZE OF THE REAL PROPERTY OR THE SQUARE FOOTAGE OF THE IMPROVEMENTS THEREON OR OF ANY TENANT SPACE THEREIN OR COMMON AREAS THEREOF, (III) THE DEVELOPMENT OR INCOME POTENTIAL, OR RIGHTS OF OR RELATING TO, THE PROPERTY, OR THE SUITABILITY, VALUE OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (IV) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY OR ANY

OTHER PUBLIC OR PRIVATE RESTRICTIONS ON THE USE OF THE PROPERTY, (V) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL AUTHORITY OR OF ANY OTHER PERSON OR ENTITY (INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT), (VI) THE ABILITY OF COMPANY TO OBTAIN ANY NECESSARY GOVERNMENTAL APPROVALS, LICENSES OR PERMITS FOR COMPANY’S INTENDED USE OR DEVELOPMENT OF THE PROPERTY, (VII) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS ON, IN, UNDER, ABOVE OR ABOUT THE PROPERTY OR ANY ADJOINING OR NEIGHBORING PROPERTY, (VIII) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS, (IX) THE CONDITION OF TITLE TO THE PROPERTY, (X) THE LEASES, CONTRACTS OR ANY OTHER AGREEMENTS AFFECTING THE PROPERTY OR THE INTENTIONS OF ANY PARTY WITH RESPECT TO THE NEGOTIATION AND/OR EXECUTION OF ANY LEASE OR CONTRACT WITH RESPECT TO THE PROPERTY, OR (XI) THE ECONOMICS OF, OR THE INCOME AND EXPENSES, REVENUE OR EXPENSE PROJECTIONS OR OTHER FINANCIAL MATTERS, RELATING TO, THE OPERATION OF THE PROPERTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATIONS, WARRANTIES AND COVENANTS OF CONTRIBUTOR, OR IN THE CLOSING DOCUMENTS, COMPANY IS NOT RELYING ON ANY REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS OF CONTRIBUTOR, ANY OTHER CONTRIBUTOR PARTY, OR ANY OTHER AGENT OR BROKER OF CONTRIBUTOR, WHETHER IMPLIED, PRESUMED OR EXPRESSLY PROVIDED AT LAW OR OTHERWISE, OR ARISING BY VIRTUE OF ANY STATUTE, COMMON LAW OR OTHER RIGHT OR REMEDY IN FAVOR OF COMPANY. COMPANY FURTHER ACKNOWLEDGES AND AGREES THAT CONTRIBUTOR IS UNDER NO DUTY TO MAKE ANY INQUIRY REGARDING ANY MATTER THAT MAY OR MAY NOT BE KNOWN TO CONTRIBUTOR, ANY OTHER CONTRIBUTOR PARTY, OR ANY OTHER AGENT OR BROKER OF CONTRIBUTOR. THIS SECTION 3.2 SHALL SURVIVE THE CLOSING.
ANY REPORTS, REPAIRS OR WORK REQUIRED BY COMPANY ARE THE SOLE RESPONSIBILITY OF COMPANY, AND COMPANY AGREES THAT THERE IS NO OBLIGATION ON THE PART OF CONTRIBUTOR TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO THE PROPERTIES OR TO CURE ANY VIOLATIONS OF LAW OR TO COMPLY WITH THE REQUIREMENTS OF ANY INSURER OR REGULATION. COMPANY IS SOLELY RESPONSIBLE FOR OBTAINING ANY CERTIFICATE OF OCCUPANCY OR ANY OTHER APPROVAL OR PERMIT NECESSARY FOR TRANSFER OR OCCUPANCY OF THE PROPERTIES AND FOR ANY REPAIRS OR ALTERATIONS NECESSARY TO OBTAIN THE SAME, ALL AT COMPANY’S SOLE COST AND EXPENSE; PROVIDED, HOWEVER, THAT THE FAILURE OF COMPANY TO OBTAIN ANY SUCH CERTIFICATE OR OTHER APPROVAL SHALL NOT AFFECT COMPANY’S OBLIGATION TO PURCHASE THE PROPERTIES.

Section 3.3.    Release.
(a)    Without limiting the provisions of Section 3.2, but subject to the express rights and remedies reserved to Company in this Agreement, including, without limitation, the provisions of Section 8.1(b), Company, for itself, Company’s Affiliates, and the partners, trustees, shareholders, members, managers, controlling persons, directors, officers, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (each a “Company Party”, and collectively, the “Company Parties”), waives its right to recover from, and forever releases and discharges, and covenants not to sue, Contributor, Contributor’s Affiliates, or the partners, trustees, shareholders, members, managers, controlling persons, directors, officers, attorneys, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (each a “Contributor Party”, and collectively, the “Contributor Parties”), with respect to any and all Claims, whether direct or indirect, known or unknown, foreseen or unforeseen, that may exist or arise on account of or in any way be connected with the Properties (including, without limitation, the physical, operational, environmental and structural condition of the Properties) or any law or regulation applicable thereto, including, without limitation, any Claim or matter relating to the use, presence, discharge or release of Hazardous Materials on, under, in, above or about the Properties. Company acknowledges and agrees that: (i) Company is an experienced and sophisticated purchaser of real property; (ii) Company has expressly negotiated the limitations of liability contained in this Agreement; and (iii) the limitations contained in this Agreement are reasonable. Company acknowledges and agrees that Contributor has agreed to enter into this Agreement in consideration for and in reliance upon the limitations of liability contained in this Agreement, and that the consideration under this Agreement is based in part on such limitations of liability.
(b)    This Section 3.3 shall survive the Closing.
ARTICLE IV
TITLE AND SURVEY MATTERS
Intentionally Deleted.
ARTICLE V
COVENANTS
Section 5.1.    Qualification as a Real Estate Investment Trust. After the date of this Agreement, the REIT shall use reasonable best efforts to operate in a manner in accordance with the requirements for qualification and taxation as a real estate investment trust except as otherwise provided in, and subject to, Section 5.2 below. In furtherance of the foregoing, and subject to Section 5.2 below, the Board of Trustees of the REIT shall use its reasonable best efforts to take such actions from time to time as are necessary to preserve the real estate investment trust status of the REIT.
Section 5.2.    REIT Tax Status. Commencing with its taxable year ended December 31, 2017, the REIT shall use reasonable best efforts to (1) make a real estate investment trust election for federal income tax purposes and be taxed as a real estate investment trust under the Code and all applicable regulations under the Code, (2) cause each of the REIT’s corporate subsidiaries that has elected, jointly with REIT, to be a “taxable REIT subsidiary” to be in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code and (3) cause each of the REIT’s corporate subsidiaries (or subsidiaries taxable as corporations for U.S. federal income tax purposes) that is not a “taxable REIT subsidiary” to be a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and all applicable regulations under the Code; provided however, that nothing in this Section 5.2 shall require the REIT to make a real estate investment trust election for federal income tax purposes or otherwise be taxed as a real estate investment trust under the Code to the extent the Board of Trustees of the REIT in good faith determines by resolution that it is no longer in the best interests of the REIT for the REIT to operate as a real estate investment trust and provided further that, in the event of the taking or proposed taking of any action that would cause any representation set forth in Section 5.1 above or clause (1), (2) or (3) of this Section 5.2 to be incorrect if made as of any date following the date of this Agreement, including the Board of Trustees of the REIT in good faith determining by resolution that it is no longer in the best interests of the REIT for the REIT to operate as a real estate investment trust, the REIT shall notify the Contributor prior to the taking of such action.
Section 5.3.    Redemption of OP Units. In the event Contributor, in accordance with the Partnership Agreement, tenders OP Units for redemption by Company or the REIT for cash or, at the REIT’s election, for common shares of beneficial interest in the REIT (“REIT Shares”) during any period in which the REIT is not taxed as a real estate investment trust under the Code and all applicable regulations under the Code, the REIT shall not elect to issue, and shall not issue, REIT Shares to Contributor upon redemption of any such OP Units in an amount that would cause Contributor to own in excess of 10% of the outstanding REIT Shares.
Section 5.4.    Form D. No more than fifteen (15) days after the Closing, Company shall file a Form D with the SEC pursuant to Regulation D of the Securities Act of the 1933, as amended, and the rules and regulations in effect thereunder (the “Act”) relating to the OP Units to be acquired pursuant to this Agreement (including pursuant to Section 7.7 hereof).
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
Section 6.1.    Representations and Warranties of Contributor. Subject to (i) the provisions of Section 6.2 and (ii) with respect to each of the representations and warranties set forth below, except for those in clauses (a), (b), and (c) of this Section 6.1, the information disclosed in the Due Diligence Materials, Contributor hereby makes the following representations and warranties. References to “OP Units” in this Article VI include all OP Units to be acquired pursuant to this Agreement (including pursuant to Section 7.7 hereof):
(a)    Contributor has not filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Contributor’s creditors or suffered the appointment of a receiver to take possession of the Property.

(b)    Contributor is not a “foreign person” as defined in Section 1445 of the Code and any related regulations.
(c)    Contributor is duly organized and validly existing and in good standing under the laws of its state of formation and is duly qualified to transact business in the States of Delaware, Texas, Arizona and Illinois; and the execution, delivery and performance of this Agreement and all other documents to be executed and delivered by Contributor pursuant to this Agreement are within the organizational power of Contributor and have been or will prior to Closing be duly authorized.
(d)    (i) Neither the execution of this Agreement nor the carrying out by the Contributor of the transactions contemplated herein will result in any violation of or be in conflict with (A) the Agreement of Limited Partnership of Contributor, as amended, or any other instruments pursuant to which Contributor was organized and/or operates, (B) any applicable law, rule or regulation of a Governmental Authority assuming that all consents, approvals, authorizations and other actions described in Section 6.1(d)(ii) have been obtained and all filings and obligations described in Section 6.1(d)(ii) have been made, or (C) any provision of any instrument, agreement or order to which Contributor is a party or to which Contributor or any property owned by Contributor is subject, except with respect to clauses (B) or (C) for such violations or conflicts as would not, individually or in the aggregate, have a material adverse effect on the Contributor’s condition, financial or otherwise, or prospects or on the transactions contemplated herein.
(i)    The execution of this Agreement does not, and the carrying out by Contributor of the transactions contemplated herein will not, require consent, approval, authorization or permit of, or filing with, or notification to any Governmental Authority, except for (1) applicable requirements, if any of state and federal securities laws and state takeover laws, (2) the filing of appropriate documents with the relevant jurisdictions in which Contributor are qualified to do business; (3) filings as may be required in connection with transfer taxes, and (4) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a material adverse effect on Contributor’s condition, financial or otherwise, or prospects or on the transactions contemplated herein.
(e)    Schedule 6.1(e) sets forth a complete and accurate list of the authorized and outstanding Equity Interests of each of the Entities as of the date hereof. Contributor is the record holder of 100% of the issued and outstanding Equity Interests of each of the Entities, and has good and marketable title to such Equity Interests, free and clear of all Encumbrances (other than restrictions on the transfer of securities arising under applicable federal and state securities laws), and has the full right, power, and authority to transfer and deliver valid title to such Equity Interests. All of the issued and outstanding Equity Interests of the Entities (i) have been duly authorized and are validly issued and Contributor has no obligation to make further payment for its purchase of such membership interests or contributions to such Entity solely by reason of its ownership interest, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) have not been issued in violation of any pre-emptive rights or rights of first refusal. There are no outstanding or authorized Commitments of any kind that could require Contributor or any Entity to issue or sell any of the Equity Interests (or securities convertible into or exchangeable for any Equity Interests), and no such Commitments will arise in connection with the transactions contemplated hereby. Neither Contributor nor any of its affiliates nor its subsidiaries (including the Entities) has any outstanding debt that could convey to any Person the right to vote, or that is convertible into or exercisable for any Equity Interest of the Entities. Except as set forth on Schedule 6.1(e), none of the Equity Interests of the Entities is subject to any voting trust agreement or other contractual obligation restricting or otherwise relating to the voting, dividend rights, or disposition of such Equity Interest. Except as set forth on Schedule 6.1(e), there are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to any of the Equity Interests of the Entities, and there are no voting trusts, proxies, or other agreements, restrictions, or understandings with respect to such Equity Interests.
(f)    All Leases are identified in Schedule 6.1.1 (the “Schedule of Leases”) and, to Contributor’s knowledge, the Rent Roll contained in the Contributor Deliveries (the “Rent Roll”) is complete and accurate in all material respects.
(g)    Except as included in the Due Diligence Materials (including the Rent Roll), there are, to Contributor’s knowledge, no leases, license agreements or occupying agreements (or any amendments or supplements thereto) to which Contributor is a party or has consented in writing encumbering, or in force with respect to, the Property.
(h)    Contributor has not received, and to Contributor’s knowledge, there is no pending, written notice of any threatened, condemnation of all or any portion of the Property.
(i)    Except as included in the Due Diligence Materials, there is no pending, and Contributor has not received any written notice of any threatened, litigation with respect to the Property.
(j)    Except as set forth in the Due Diligence Materials, all or any portion of the Property is not in material violation of any applicable building codes or any applicable environmental law (relating to clean-up or abatement), zoning law or land use law, or any other applicable local, state or federal law or regulation relating to the Property.
(k)    Except as may be set forth in the Leases, as of the Effective Date there are no leasing commissions or unpaid tenant improvement costs or allowances payable by Contributor with regard to any of the Leases.
(l)    Except as may be set forth on Schedule 6.1.3, Contributor has not granted any option or right of first refusal or first opportunity to any party to acquire any fee interest in any portion of the Property.

(m)    Except as set forth in the Due Diligence Materials, Contributor has not taken any action before any Governmental Authority having jurisdiction thereover, the object of which would be to change the present zoning of or other land-use limitations, upon any of the Properties, or any portion thereof, or its potential use, and, to Contributor’s knowledge, there are no pending proceedings, the object of which would be to change the present zoning or other land‑use limitations.
(n)    Except as set forth in the Due Diligence Materials, to Contributor’s knowledge, there is not now, nor has there ever been, on or in any portion of the Property any Hazardous Materials in amounts that are in violation of any environmental laws and that would have a material adverse effect on such Property.
(o)    Except as set forth in the Due Diligence Materials, Contributor has received no written notice (i) that any certificates, permits or licenses from any Governmental Authority having jurisdiction over the Property which are necessary to permit the lawful use and operation of the Property as they presently exist, have not been obtained, (ii) that any are not in full force and effect, or, (iii) of any pending threat of modification, cancellation, termination or expiration of any such certificate, permit, approval or license.
(p)    With respect to the Leases: (i) each Lease is in full force and effect, (ii) to Contributor’s knowledge, Contributor is not in default under any Lease, (iii) to Contributor’s knowledge, no Tenant is in default under any Lease, and (iv) Contributor has not received any rent paid by any Tenant more than thirty (30) days in advance.
(q)    Except as set forth in the Due Diligence Materials, with respect to any applicable reciprocal easement agreement or declaration of covenants, conditions and/or restrictions (collectively, the “CC&Rs”): Contributor has received no written notice (i) that any amount due and payable under the CC&Rs with respect to the Property has not been paid in full, (ii) of any default of Contributor or any Tenant under any of the CC&Rs or (iii) any default of any other party under any of the CC&Rs.
(r)    Contributor acknowledges its understanding that the offering and issuance of the OP Units to be acquired pursuant to this Agreement are intended to be exempt from registration under the Act and that Company’s reliance on such exemption is predicated in part on the accuracy and completeness of the representations and warranties of Contributor contained herein.
(s)    Contributor is acquiring the OP Units solely for its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of such OP Units. Contributor agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each, a “Transfer”) any of the OP Units, unless (i) the Transfer is pursuant to an effective registration statement under the Act and qualification or other compliance under applicable blue sky or state securities laws, (ii) counsel for Contributor (which counsel shall be reasonably acceptable to Company) shall have furnished Company with an opinion, reasonably satisfactory in form and substance to

Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Act or (iii) the Transfer is otherwise permitted by the Partnership Agreement. Notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the Partnership Agreement.
(t)    Contributor is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by applicable securities laws and as described in this Agreement. Contributor is able to bear the economic risk of holding the OP Units to be issued pursuant hereto for an indefinite period and is able to afford the complete loss of its investment in such OP Units; Contributor has received and reviewed all information and documents about or pertaining to Company, the business and prospects of Company and the issuance of such OP Units, as Contributor deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, Company, the business and prospects of Company and such OP Units, which Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in such OP Units.
(u)    Contributor acknowledges that it has been advised that: (i) the OP Units are not redeemable or exchangeable for cash or REIT Shares until the one-year anniversary of the Closing Date and are subject to further restrictions on redemption and Transfer as set forth in Article X below; (ii) the OP Units to be issued pursuant to this Agreement, and any REIT Shares that may, at the REIT’s election, be issued upon redemption of the OP Units, are “restricted securities” (unless registered in accordance with applicable U.S. securities laws) under applicable federal securities laws and may be disposed of only pursuant to an effective registration statement or an exemption therefrom and Contributor understands that Company has no obligation or intention to register the issuance of the OP Units or any REIT Shares that may be issuable upon redemption of the OP Units, except to the extent set forth in Article XI of this Agreement. Accordingly, Contributor may have to bear indefinitely, the economic risks of an investment in the OP Units; and (iii) a notation shall be made in the books and records of Company indicating that (a) the OP Units are subject to restrictions on redemption and Transfer and (b) any REIT Shares that may be issued, at the REIT’s election, upon redemption of the OP Units, are subject to ownership limitations under the REIT’s Amended and Restated Declaration of Trust, as amended (“Declaration of Trust”).
(v)    Contributor represents and warrants to Company that (i) it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Act), (ii) Contributor’s responses to the accredited investor questionnaire, substantially in the form attached as Exhibit “D” to this Agreement (the “Questionnaire”), are accurate and correct in all material respects, and (iii) no event or circumstance has occurred since delivery of such Questionnaire to make the statements contained therein false or misleading.
(w)    Except as set forth on Schedule 6.1(w), no Entity controls, directly or indirectly, or has any direct or indirect Equity Interest in any Person.

(x)    Each Entity is duly organized, validly existing and in good standing in its jurisdiction of organization, with all requisite limited liability company power to carry on the Entities business as now being conducted, and is duly qualified and/or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to result, individually or in the aggregate, in a material adverse effect on Company’s condition, financial or otherwise, or prospects or on the transactions contemplated herein.
(y)    Contributor has made available to Company, prior to the execution of this Agreement, complete and accurate copies of the certificate of organization and limited liability company agreement (or other similar documents) of each of the Entities, in each case as amended to the date of this Agreement.
(z)    Tax Matters.
(i)    Contributor and each Entity has timely filed all Tax Returns required to be filed with respect to the Properties (taking into account any extensions of time within which to file such Tax Returns) and all such Tax Returns are complete, true and accurate in all material respects, and Contributor and each Entity has paid all those taxes owed with respect to the Properties (whether or not shown as due and payable on any Tax Return), other than those that are being contested in good faith, with respect to which adequate reserves have been set aside on the books of Company.
(ii)    To the knowledge of Contributor, none of Contributor nor any of the Entities is the subject of any audits, examinations, assessments or other proceedings in respect of taxes with respect to the Properties, and none of Contributor nor any of the Entities have received written notice of any audits or proceedings with respect to the Properties;
(iii)    Contributor and each Entity has withheld and paid all taxes required to have been withheld and paid with respect to the Properties in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party;
(iv)    There are no liens with respect to taxes upon any of the Entities or the properties or assets, real or personal, tangible or intangible of any Entity (other than liens for taxes that are not yet due or delinquent);
(v)    None of Contributor nor any of the Entities has participated in any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2);
(vi)    There is not in force and there has not been requested any waiver or agreement for any extension of time with respect to the filing of any Tax Return required to be filed with respect to the Properties or for the assessment or payment of any material Tax with respect to the Properties;
(vii)    There is no pending action, proceeding or investigation for assessment or collection of Taxes, and no Tax assessment, deficiency or adjustment has been asserted or proposed, with respect to the Properties;
(viii)    None of the Contributor nor any of the Entities (A) has been a member of an affiliated group filing a combined, consolidated or unitary income Tax Return (other than a group the common parent of which was the Contributor) or (B) has any liability for the Taxes of any Person, as a transferee or successor, by contract, or otherwise; and
(ix)    Each Entity has been properly classified as a disregarded entity for federal tax purposes throughout the period from its formation through the date hereof.
(aa)    Subject to Section 3.2 and except: (i) as otherwise provided herein; (ii) for the Existing Loans; and (iii) as otherwise may be set forth in the Due Diligence Materials, in a title report, or in owner’s policy of title insurance, or a commitment for title insurance for a respective Real Property Asset, each of the Entities identified on Schedule 2.1 holds good and indefeasible fee simple title to the respective Real Property Assets identified on Schedule 2.1 set forth opposite such Entity’s name.
For purposes of this Agreement and any document delivered at Closing, whenever the phrases “to the best of Contributor’s knowledge”, or the “knowledge” of Contributor or words of similar import are used, they shall be deemed to refer to the current, actual, conscious knowledge only, and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate, of Doug Pyne and Dave Holeman. Such individuals shall have no personal liability under this Agreement or otherwise with respect to the Property.
Section 6.2.    Changes in Contributor Representations/Waiver. Notwithstanding anything to the contrary contained herein, Company acknowledges that Company shall not be entitled to rely on any representation made by Contributor in this Agreement to the extent, prior to or at Closing, Company shall have current and actual knowledge of any information that is contradictory to such representation or warranty. In furtherance thereof, Company agrees that Contributor shall have no liability with respect to any of the foregoing representations and warranties or any representations and warranties made in any other document executed and delivered by Contributor to Company to the extent that, prior to the Closing, Company discovers or learns of information (from whatever source, including without limitation any property manager, any estoppel certificate, as a result of Company’s due diligence tests, investigations and inspections of the Property, or from disclosure by Contributor or Contributor’s Parties) that contradicts any such representations and warranties, or renders any such representations and warranties untrue or incorrect, and Company nevertheless consummates the transaction contemplated by this Agreement.

Section 6.3.    Representations and Warranties of Company. Company hereby makes the following representations and warranties:
(a)    Company is a limited partnership duly organized and validly existing under the laws of the State of Delaware. Company further represents and warrants to Contributor that this Agreement and all documents executed by Company that are to be delivered to Contributor at Closing are duly authorized, executed and delivered by Company, and constitute valid and legally binding obligations of Company, enforceable in accordance with their terms.
(b)    (i)    Neither the execution of this Agreement nor the carrying out by the Company of the transactions contemplated herein will result in any violation of or be in conflict with (A) the Partnership Agreement or any other instruments pursuant to which Company was organized and/or operates, (B) any applicable law, rule or regulation of a Governmental Authority assuming that all consents, approvals, authorizations and other actions described in Section 6.3(b)(ii) have been obtained and all filings and obligations described in Section 6.3(b)(ii) have been made, or (C) any provision of any instrument, agreement or order to which Company is a party or to which Company or any property owned by Company is subject, except with respect to clauses (B) or (C) for such violations or conflicts as would not, individually or in the aggregate, have a material adverse effect on Company’s condition, financial or otherwise, or prospects or on the transactions contemplated herein.
(i)    The execution of this Agreement does not, and the carrying out by Company of the transactions contemplated herein will not, require consent, approval, authorization or permit of, or filing with, or notification to any Governmental Authority, except for (1) applicable requirements, if any of state and federal securities laws and state takeover laws, (2) the filing of appropriate documents with the relevant jurisdictions in which Company and the REIT are qualified to do business; (3) filings as may be required in connection with transfer taxes, and (4) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a material adverse effect on Company’s condition, financial or otherwise, or prospects or on the transactions contemplated herein.
(c)    Company has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing, of any involuntary petition by Company’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Company’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Company’s assets, (v) admitted in writing its inability to pay its debts as they come due or (vi) made an offer of settlement, extension or composition to its creditors generally.
(d)    Assuming the accuracy of Contributor’s representations and warranties contained in this Agreement, no registration under the Act is required for the offer and sale of the OP Units by Company to Contributor under this Agreement.

(e)    Company is not, and immediately after the Closing will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(f)    (i) Company is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation; (ii) Company is not engaging in this transaction, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering; and (iii) none of the funds of Company have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity in Company or the Property is prohibited by law or that the transaction or this Agreement is or will be in violation of law.
(g)    Company has been properly classified as a partnership or disregarded entity for federal tax purposes throughout the period from its formation through the date hereof.
(h)    Neither Company nor, to Company’s knowledge, any person acting on behalf of Company, has offered or sold any of the OP Units by any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of any of the OP Units.
Section 6.4.    Representations and Warranties of REIT. REIT hereby makes the following representations and warranties:
(a)    The REIT is a Maryland real estate investment trust (not including for federal income tax purposes) duly organized and validly existing under the laws of the State of Maryland. REIT further represents and warrants to Contributor that this Agreement (i) has been duly authorized, executed and delivered by the REIT, and (ii) constitutes a valid and legally binding obligation of the REIT, enforceable in accordance with its terms.
(b)    (i)    Neither the execution of this Agreement nor the carrying out by the REIT of the transactions contemplated herein will result in any violation of or be in conflict with (A) the Declaration of Trust or any other instruments pursuant to which the REIT was organized and/or operates, (B) any applicable law, rule or regulation of a Governmental Authority assuming that all consents, approvals, authorizations and other actions described in Section 6.4(b)(ii) have been obtained and all filings and obligations described in Section 6.4(b)(ii) have been made; or (C) any provision of any instrument, agreement or order to which the REIT is a party or to which the REIT or any property owned by the REIT is subject, except with respect to clauses (B) or (C) for such violations or conflicts as would not, individually or in the aggregate, have a material adverse effect on the REIT’s condition, financial or otherwise, or prospects or on the transactions contemplated herein

(i)    The execution of this Agreement does not, and the carrying out by the REIT of the transactions contemplated herein will not, require consent, approval, authorization or permit of, or filing with, or notification to any Governmental Authority, except for (1) applicable requirements, if any of state and federal securities laws and state takeover laws, (2) the filing of appropriate documents with the relevant jurisdictions in which Company and the REIT are qualified to do business; (3) filings as may be required in connection with transfer taxes, and (4) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a material adverse effect on the REIT’s condition, financial or otherwise, or prospects or on the transactions contemplated herein.
(c)    The REIT is not, and immediately after the Closing will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 6.5.    Survival of Representations and Warranties.
(a)    Except as otherwise specifically set forth in this Agreement or the Closing Documents, the representations and warranties of Contributor, Company and the REIT contained herein or in any Closing Document shall survive only until the date that is twelve (12) months following the Closing Date; provided, however that the representations and warranties of (i) Contributor set forth in Sections 6.1(c), 6.1(e), 6.1(r), 6.1(s), 6.1(t), 6.1(u) and 6.1(v) (collectively, the “Fundamental Representations”), (ii) Company set forth in Sections 6.3(a), 6.3(d), 6.3(g) and 6.3(h). and (iii) the REIT set forth in Section 6.4(a) shall each survive the Closing for a period of thirty-six (36) months following the Closing Date, after which respective timeframe such representations and warranties will terminate.
(b)    Any Claims that one party (the “Indemnified Party”) may have at any time against the other party (the “Indemnifying Party”) for a breach of any such representation or warranty, whether known or unknown, with respect to which a Claim Notice has not been delivered to the Indemnifying Party on or prior to the survival periods set forth in Section 6.5(a) above (the “Expiration Date”) shall not be valid or effective. For the avoidance of doubt, on the applicable Expiration Date, the Indemnifying Party shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to Indemnified Party and any other Contributor Party or Company Party, as applicable, and/or their respective successors and assigns with respect to any Claims or any other matter relating to this Agreement, any Closing Document or the Property, except solely for those matters that are then the subject of a pending Claim Notice timely delivered by the Indemnifying Party to the Indemnified Party. Any Claims that the Indemnified Party may have at any time against the Indemnifying Party for a breach of any such representation or warranty, whether known or unknown, with respect to which a Claim Notice has been delivered to the Indemnifying Party on or prior to the applicable Expiration Date may be the subject of subsequent litigation brought by the Indemnified Party against the Indemnifying Party, but only if such litigation is commenced against the Indemnifying Party on or prior to the date that is ninety (90) days following the Expiration Date (the “Claim

Bar Date”). For the avoidance of doubt, on the Claim Bar Date, the Indemnifying Party shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to the Indemnified Party and/or its successors and assigns with respect to any Claims or any other matter relating to this Agreement, any Closing Document or the Property, except solely for those matters that are the subject of litigation by the Indemnified Party against the Indemnifying Party that is pending on the Claim Bar Date. In the event the ninety (90) day time period establishing the Claim Bar Date is held invalid or unenforceable by a court of competent jurisdiction, the Parties agree that: (i) the Claim Bar Date shall instead be the date that is two (2) years and one (1) day after the Closing Date, except that the Claim Bar Date with respect to a Claim related to or arising out of a breach of a Fundamental Representation shall instead be the date that is four (4) years and one (1) day after the Closing Date; and (ii) such holding shall not affect any other covenants, agreements, conditions, provisions or terms of this Section or this Agreement. All of the foregoing limitations shall survive Closing.
Section 6.6.    Brokers. Contributor and Company represent and warrant to each other that no broker or finder, other than JMP Securities LLC (“JMP”), whose fees will be the responsibility of Contributor pursuant to a separate agreement between JMP and Contributor, was utilized by Contributor or Company in arranging or bringing about this transaction and that there are no claims or rights for brokerage commissions or finders’ fees in connection with the transactions contemplated hereby by any other person or entity. If any other person brings a claim for a commission or finder’s fee based upon any contact, dealings or communication with Company or Contributor, then the party through whom such person makes its claim shall defend the other party (the “Indemnified Party”) from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, reasonable attorneys’ fees and disbursements) incurred by the Indemnified Party in defending against the claim. The provisions of this Section 6.6 shall survive the Closing.
ARTICLE VII
CLOSING, DELIVERIES AND PRORATIONS
Section 7.1.    Closing. The Closing hereunder shall occur at 9:00 a.m. Central Time on the date hereof and delivery of all items to be made at the Closing under the terms of this Agreement shall be made as of such time (the “Closing Date”). Except as otherwise permitted under this Agreement, such date and time may not be extended without the prior written approval of both Contributor and Company.
Section 7.2.    Intentionally Deleted.
Section 7.3.    Closing Deliveries.
(a)    At or before Closing, Contributor shall deliver, or cause to be delivered, to Company the following items for each Property, if applicable:
(i)    a Rent Roll dated as of five (5) days of the date hereof.

(ii)    an executed and acknowledged counterpart of that certain Tax Protection Agreement substantially in the form attached hereto as Exhibit “A” (“Tax Protection Agreement”), dated the date hereof;
(iii)    executed and acknowledged counterparts of those certain management agreements substantially in the form attached hereto as Exhibit “B” (collectively, the “Management Agreement”), dated the date hereof;
(iv)    an executed and acknowledged counterpart of that certain OP Unit Purchase Agreement substantially in the form attached hereto as Exhibit “C” (the “OP Unit Purchase Agreement”);
(v)    executed and acknowledged counterparts of the Accredited Investor Questionnaire in the form attached hereto as Exhibit “D”;
(vi)     documents conveying all of Contributor’s interest in each of the Entities to Company; and
(vii)    such other documents as may be specifically required under this Agreement, and such other customary documents as shall be necessary and appropriate to effect the Closing.
(b)    At or before Closing, Company shall deliver to Contributor the following items for each Property, if applicable:
(i)    the Contribution Consideration;
(ii)    a duly executed counterpart of such disclosures and reports as are required of Company by applicable state and local law in connection with the conveyance of the Property;
(iii)    the Tax Protection Agreement, executed by Company and the REIT;
(iv)    duly executed counterparts of the Management Agreement;
(v)    an executed and acknowledged counterpart of the OP Unit Purchase Agreement;
(vi)    an assumption of the Existing Loans in the form or forms required by the Existing Lenders; and
(vii)    such other documents as may be specifically required under this Agreement, and such other customary documents as shall be necessary and appropriate to effect the Closing.

(c)    If not previously provided to Company, Contributor shall deliver to Company originals of the Leases (if originals are in Contributor’s possession or control) promptly following the Closing Date.
(d)    The form documents attached as exhibits to this Agreement are deemed acceptable to Company and Contributor. Company and Contributor shall each deposit such other instruments as are reasonably required to consummate the contribution of the Properties in accordance with the terms hereof.
Section 7.4.    Prorations. With respect to each Property, the following shall be adjusted between Contributor and Company and shall be prorated as of 12:01 A.M. local time on the Closing Date as if Company was the owner of the Property for the entire Closing Date:
(a)    Base rents (and, subject to Section 7.4(d) below, reimbursements for operating expenses, insurance, and Real Estate Taxes) payable under the Leases (the “Rents”) for the month of Closing shall be prorated as of the Closing Date, except that no proration shall be made for Rents which are due as of the Closing Date but which have not been paid by Tenants as of the Closing Date (hereinafter called the “Delinquent Rents”). Any Delinquent Rents collected after the Closing shall be applied as follows: (i) first, to the calendar month for which the payment is made; (ii) second, to post-Closing delinquencies owed to Company; (iii) third, to Company’s costs of collecting post-Closing delinquencies, and (iv) fourth, to pre-Closing delinquencies owed to Contributor. For a period of one hundred twenty (120) days after the Closing, Company shall use reasonable efforts to collect any Delinquent Rents that accrued prior to the Closing Date and to collect from the Defaulting Tenants any delinquent amounts for base rents, additional rents, percentage rents and other Tenant charges, damages, or costs for the period prior to the Closing or otherwise owed and immediately pay to Contributor any such amounts actually collected. Without limiting the foregoing, Contributor shall have the right to pursue all remedies against any Tenant or Defaulting Tenant to collect Delinquent Rents, provided that Contributor may not seek as a remedy in any litigation against a Tenant the termination of any Lease or the dispossession of any Tenant. Contributor and Company each agrees to forward any Rents received by it after the Closing Date to the other, if and as applicable hereunder, for application in accordance with the provisions hereof. This Section 7.4(a) shall survive Closing.
(b)    Real Estate Taxes due and payable in the calendar year of Closing relating to the Property shall be prorated as of the Closing Date except to the extent payable or reimbursable by Tenants on an annual or semi-annual basis. If the Closing shall occur before the Real Estate Tax rate is fixed for the then current year, the apportionment of Real Estate Taxes shall be made on the basis of the Real Estate Tax rate for the immediately preceding year applied to the latest assessed valuation of the Property, provided that, if the Real Estate Taxes actually due for the current year are more or less than the Real Estate Taxes for the preceding year, then within thirty (30) days after the issuance of the then current year’s Real Estate Tax bill, Contributor and Company shall adjust the proration of such Real Estate Taxes and Contributor or Company, as the case may be, shall pay to the other any amount required as a result of such adjustment.

(c)    All items of expense for the Property, including but not limited to utility charges, maintenance charges, and charges under the Contracts (but excluding any such charges paid or payable directly by Tenants to parties other than Contributor), shall be prorated as of Closing Date. Contributor and Company shall cooperate to arrange for final utility readings as close to the Closing Date as possible and the issuance of a final bill to Contributor with Company being designated the billing party in lieu of Contributor for all utilities that may be in the name of Contributor from and after the Closing Date. Contributor shall be entitled to retain any deposits of Contributor held by utility companies with respect to the Property.
(d)    Contributor shall be entitled to receive and retain all amounts payable by Tenants as estimated payments for Real Estate Taxes, operating expenses and other pass-through items through the Closing Date. On or before the date that is three (3) days prior to the Closing Date, Contributor shall provide Company with an operating expense statement setting forth (i) the actual costs incurred by Contributor for Real Estate Taxes, operating expenses and other pass-through items during Contributor’s period of ownership that are reimbursable to Contributor, as landlord, by Tenants under the Leases for calendar years 2015 and 2016 (collectively, the “Reimbursable Expenses”); (ii) the Tenant reimbursements for such amounts actually paid to Contributor by Tenants for calendar years 2015 and 2016 (“Actual Tenant Reimbursements”); and (iii) a reconciliation of the difference between the two (i.e., establishing that the Reimbursable Expenses were either more or less than the Actual Tenant Reimbursements). Company shall be responsible for calculating the year-end reconciliations of Tenant reimbursements of such amounts for calendar year 2016 and shall deliver such calculations to Contributor no later than April 1, 2017. Any amount due Contributor pursuant to the foregoing calculations (in the event the Actual Tenant Reimbursements are less than the Reimbursable Expenses) or Company (in the event the Actual Tenant Reimbursements are more than the Reimbursable Expenses), as the case may be, shall be paid by Company to Contributor or by Contributor to Company, as the case may be, on or before April 30, 2017. Company shall use good faith, commercially reasonable efforts to collect any additional Tenant reimbursements due from Tenants; provided, however, that Company shall not be required to sue any Tenant for such amount or dispossess any Tenant from its premises.
(e)    Except as otherwise provided in Section 7.4(b), in the case of any Taxes that are imposed on a periodic basis and are payable for any Tax period that begins on or before the Closing Date and ends after the Closing Date (a “Straddle Period”), the portion of such Tax which relates to the Tax period (or portion thereof) ending on or prior to the Closing Date (the “Pre-Closing Period”) shall be (i) in the case of any Taxes other than Taxes based upon or related to income, gains or receipts (including sales and use Tax), or employment or payroll Taxes, be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period ending on the Closing Date and the denominator of which is the number of days in the entire Straddle Period, and (ii) in the case of any Tax based upon or related to income, gains or receipts (including sales and use Tax), or employment or payroll Taxes, be deemed equal to the amount which would be payable if the Straddle Period ended on the Closing Date based on an interim closing of the books. After the Closing, Contributor shall, be responsible for and shall indemnify the Company (and each of its members) and hold it harmless from and against: (x) all Taxes relating to the Properties for all Pre-Closing Periods, (y) with respect to any Straddle Period, all Taxes relating to the Properties attributable to the portion of such Straddle Period that ends on and includes the Closing Date, and (z) any and all Taxes of any Person imposed on any of the Entities or any member of the Entities as a transferee or successor, by contract or otherwise, which Taxes relate to an event or transaction occurring before the Closing.
(f)    Contributor shall calculate the prorations contemplated by this Section 7.4 for Closing. The parties shall cooperate in the review and finalization of such prorations for Closing. Company and Contributor shall each be provided, upon request, the opportunity to review appropriate supporting financial records of the other or their respective property manager pertaining to the proration statements and the Closing and final reconciliations contemplated above.
(g)    The obligations of Contributor and Company under this Section 7.4 shall survive for the longer of (i) one (1) year from the Closing Date, or (ii) three (3) months following the final reconciliation payment date set forth in Section 7.4(d) above.
Section 7.5.    Security Deposits. Contributor shall pay to Company, as a credit against the Contribution Consideration, the amount of any cash security actually held by Contributor pursuant to the Leases and not yet refunded to Tenants or applied pursuant to the Leases. With respect to any security deposits that are held in the form of letters of credit or any form other than cash, Contributor shall deliver to Company at the Closing the original letters of credit or other applicable documents together with such original transfer and assignment documentation as may be necessary for Company to thereafter effect the transfer of each letter of credit or other non-cash security deposit to Company, provided that any transfer fees or other costs shall be borne by Company.
Section 7.6.    Leasing Costs.
(a)    At or prior to Closing, Contributor shall either pay or provide Company a credit against the Contribution Consideration in an amount equal to all third party leasing commissions which are or become payable prior to Closing with respect to the Leases.
(b)    In the event that there are any unpaid costs for tenant improvement work or unpaid tenant improvement allowances with respect to any Lease as of the Closing Date (if any), then at Closing Company shall receive a credit towards the Contribution Consideration for any such unpaid amounts, and Contributor shall have no further responsibility for such costs or allowances.
Section 7.7.    Closing Costs.
(a)    Contributor and Company agree to pay closing costs as indicated in this Agreement. At Closing, Contributor shall pay (i) the costs of releasing all judgments and

Encumbrances that are required to be released by Contributor and of recording such releases other than the Existing Loans and Credit Facility, and (ii) all other costs to be paid by Contributor under this Agreement. At Closing, Company shall pay (i) the cost of any survey requested by Company, (ii) the premium for any owner’s policy for Company and for any title endorsements or affirmative coverage requested by Company, (iii) the fees charged by any Existing Lenders for consents or loan assumptions in connection with the Existing Loans and Credit Facility, and (iv) all other costs to be paid by Company under this Agreement.
(b)    Except as otherwise provided for in this Agreement, Contributor and Company will each be solely responsible for and bear all of their own respective expenses, including without limitation all expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transaction contemplated herein.
(c)    Any other closing costs not specifically designated as the responsibility of either party in this Agreement shall be paid by Contributor and Company according to the usual and customary allocation of the same for similar transactions in the applicable jurisdiction in which a Property is located, including without limitation any state, county or local documentary, franchise or transfer taxes. Company and Contributor agree that, given the de minimis amount of Personal Property included within the Properties, no portion of the Contribution Consideration is allocable or attributable to such Personal Property.
Notwithstanding the foregoing, at Closing, Contributor agrees to pay Company’s actual out of pocket (i) closing costs in connection with this transaction, and (ii) expenses of legal counsel, accountants, and other advisors incurred in connection with negotiating and completing the transaction, up to a maximum commitment of Seven Hundred Fifty Thousand and NO/100 Dollars ($750,000.00) in exchange for Company issuing to Contributor at Closing OP Units, in addition to the Contribution Consideration, at an agreed upon value of $1.331 per OP Unit based upon the dollar amount of costs for items (i) and (ii) paid by Contributor on behalf of Company.
ARTICLE VIII
REMEDIES
Section 8.1.    Limitations on Liability.
(a)    Notwithstanding anything to the contrary set forth in this Agreement, in no event shall Contributor or Company be liable to the other for any consequential, special or punitive damages as a result of any breach of or default under this Agreement or any of the Closing Documents.
(b)    Notwithstanding any provision to the contrary in this Agreement or in any of the Closing Documents, (i) Contributor shall have no liability whatsoever with respect to any Claims suffered or incurred by, asserted or assessed against, or imposed upon Company or any Company Party under or with respect to this Agreement or any Closing Document (including, without limitation, for any breach of any representation, warranty or covenant by Contributor), except to the extent (and only to the extent) that the amount of such Claims exceeds Thirty Thousand Dollars ($30,000.00) (the “Threshold Amount”); and (ii) in no event shall the total aggregate liability of Contributor and any Contributor Parties for any or all Claims with respect to the entirety of the Properties and the transactions contemplated by this Agreement exceed the sum of three and one-half percent (3.5%) of the Contribution Consideration (the “Maximum Amount”). Company shall not make any Claim or deliver any Claim Notice unless Company in good faith believes the Claims would exceed the Threshold Amount provided in this Section 8.1, and Company shall not seek or receive for such Claims any remedies or awards which individually or in the aggregate would exceed the Maximum Amount.
Section 8.2.    The terms, provisions and limitations of Section 3.3, Articles V, VI and VII, this Article VIII, and Articles IX, X, XI, and XII shall survive the Closing in accordance with their terms.
ARTICLE IX
PUBLICITY; CONFIDENTIALITY
Section 9.1.    Publicity. Except for any limited disclosures which are reasonably necessitated or required by law or regulation (including without limitation regulations of the SEC), neither Contributor nor Company shall issue or cause or permit its Affiliates to issue any press release or public statement (a “Release”) with respect to the transactions contemplated by this Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. If either party desires to issue a Release, such party shall, at least three (3) Business Days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review and comment. If no objection or comments are provided by the other party within such period, consent to the Release shall be deemed to have been given. Notwithstanding the foregoing, following Closing, a party may issue a general announcement that does not specifically identify (or readily permit the specific identification of) the Property, the other party to the transaction, or the Contribution Consideration, acknowledging that a sale or acquisition, as applicable, of a real estate asset of the general type of the subject property has occurred by the announcing party. The provisions of this Section 9.1 shall survive the Closing.
Section 9.2.    Confidentiality.
(a)    Contributor has provided Confidential Information (as defined below) in connection with Company’s evaluation of the transaction and the Properties. As used in this Section 9.2, “Representatives” means the officers, employees, partners, members, agents, Affiliates, consultants, contractors, attorneys and advisors; and “Confidential Information” means all information that is confidential, proprietary or otherwise not generally available to the public and that is either (i) furnished by or on behalf of Contributor to Company or Company’s Representatives, or (ii) is developed, discovered, determined or otherwise made known to or by Company or Company’s Representatives through, as a result of, or in connection with Company’s due diligence investigations of and regarding the Properties. “Confidential Information” shall include the contents and provisions of this Agreement, including without limitation the amount of consideration being paid by Company for the Properties, but shall not include material or information that was or becomes known or available to Company, free of any other confidentiality obligations, outside of this Agreement. Company agrees to keep the Confidential Information strictly confidential and shall not disclose, permit the disclosure of, release, disseminate or transfer, whether written or orally or by any other means, such Confidential Information, in whole or in part, in any manner; provided, however, that Company may make such limited disclosures, (i) strictly on a “need-to-know” basis, to its Representatives as may reasonably be required in connection with Company’s evaluation of the Properties, and (ii) as required by applicable law, regulation or legal process. Company agrees that it will instruct each of its Representatives to maintain the confidential nature of the Confidential Information and treat the Confidential Information in the manner required under this Agreement. Company shall be responsible for ensuring the compliance of all of its Representatives with the terms of this Agreement. Company shall take all appropriate measures to safeguard the confidentiality and avoid any disclosure of Confidential Information to any unauthorized person by Company or its Representatives. No license is hereby granted, directly or indirectly, to any of the Confidential Information.
(b)    Company has provided Company Confidential Information (as defined below) in connection with Contributor’s evaluation of the transaction. As used in this Section 9.2, “Company Confidential Information” means all information that is confidential, proprietary or otherwise not generally available to the public and that is either (i) furnished by or on behalf of Company to Contributor or Contributor’s Representatives, or (ii) is developed, discovered, determined or otherwise made known to or by Contributor or Contributor’s Representatives through, as a result of, or in connection with Contributor’s due diligence investigations of Company and the REIT. “Company Confidential Information” shall include the contents and provisions of this Agreement, including without limitation the amount of consideration being paid by Company for the Properties, but shall not include material or information that was or becomes known or available to Contributor, free of any other confidentiality obligations, outside of this Agreement. Contributor agrees to keep the Company Confidential Information strictly confidential and shall not disclose, permit the disclosure of, release, disseminate or transfer, whether written or orally or by any other means, such Company Confidential Information, in whole or in part, in any manner; provided, however, that Contributor may make such limited disclosures, (i) strictly on a “need-to-know” basis, to its Representatives as may reasonably be required in connection with Contributor’s evaluation of the transaction, and (ii) as required by applicable law, regulation or legal process. Contributor agrees that it will instruct each of its Representatives to maintain the confidential nature of the Company Confidential Information and treat the Company Confidential Information in the manner required under this Agreement. Contributor shall be responsible for ensuring the compliance of all of its Representatives with the terms of this Agreement. Contributor shall take all appropriate measures to safeguard the confidentiality and avoid any disclosure of Company Confidential Information to any unauthorized person by Contributor or its Representatives. No license is hereby granted, directly or indirectly, to any of the Company Confidential Information.
(c)    Nothing contained in this Section 9.2 shall preclude or limit either party from disclosing or accessing any information otherwise deemed confidential under this Section

9.2 in connection with the party’s enforcement of its rights following a disagreement hereunder or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with Governmental Authorities required by reason of the transactions provided for herein. Company or Contributor, as applicable, shall immediately notify the other party of any request, court order or subpoena seeking or requiring disclosure of Confidential Information or Company Confidential Information, as applicable, and shall cooperate with legal counsel for the other party in the appeal or challenge of any such order or subpoena. Company and Contributor may disclose Confidential Information and Company Confidential Information, respectively, to the extent required to be disclosed pursuant to court order or subpoena, but only after the other party has exhausted any lawful and timely appeal or challenge that such party may elect to file or make in connection with such court order or subpoena.
(d)    It is further understood and agreed that money damages would not be a sufficient remedy for any breach of the confidentiality provisions of this Agreement by either Company or Contributor or their respective Representatives and each shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. The confidentiality covenants and obligations set forth herein shall survive Closing for a period of twelve (12) months following the Closing Date.
ARTICLE X
UPREIT STRUCTURE
Section 10.1.    UPREIT Transfer. In connection with the contribution of the Entities, (a) Company shall issue an aggregate of 13,591,764 OP Units to Contributor at Closing at an agreed upon value of $1.331 per OP Unit regardless of the actual trading or closing price of the REIT Shares at Closing, (b) Company shall issue additional OP Units to Contributor at Closing pursuant to Section 7.7 hereof at an agreed upon value of $1.331 per OP Unit regardless of the actual trading or closing price of the REIT Shares at Closing, (c) Company shall issue up to $3,000,000 of OP Units to Contributor from time to time pursuant to the OP Unit Purchase Agreement at an agreed upon value of $1.331 per OP Unit regardless of the actual trading or closing price of the REIT Shares at the time of issuance, and (d) Company shall cause Contributor to be admitted as a limited partner of the Partnership. References to “OP Units” in this Article X include all OP Units to be acquired pursuant to this Agreement (including pursuant to Section 7.7 hereof) and pursuant to the OP Unit Purchase Agreement. The OP Units shall be evidenced (i) by an amendment to Exhibit A of the Partnership Agreement showing Contributor as a limited partner holding such OP Units and having an Initial Capital Account (as that term is defined in the Partnership Agreement) of $18,090,638 under the heading “Initial Capital Account.”
Section 10.2.    No physical certificates shall be issued to evidence any OP Units unless Company elects to issue certificates to all other limited partners. Any certificate representing OP Units (and any certificates representing REIT Shares issuable, in certain circumstances, upon redemption of OP Units (unless registered in accordance with applicable securities laws)) deliverable to Contributor pursuant to this Agreement shall bear the following legend:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO [PILLARSTONE CAPITAL REIT OPERATING PARTNERSHIP LP] [PILLARSTONE CAPITAL REIT] THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.
Section 10.3.    Redemption Rights and Restrictions on Transfer.
(a)    Contributor may, in accordance with the Partnership Agreement, tender, from time to time, OP Units for redemption by Company or the REIT for cash, or at the REIT’s election, for REIT Shares, in accordance with the Partnership Agreement.
(b)    Notwithstanding anything to the contrary in this Agreement, Contributor agrees that it shall be bound by the Partnership Agreement and no Transfer shall be made unless it is permitted under the Partnership Agreement.
ARTICLE XI
REGISTRATION RIGHTS
Section 11.1.    References to “OP Units” in this Article XI include all OP Units to be acquired pursuant to this Agreement (including pursuant to Section 7.7 hereof) and pursuant to the OP Unit Purchase Agreement. On or prior to the date that is eighteen (18) months after the Closing Date (the “Measurement Date”), the REIT shall file (or amend or supplement an existing registration statement) a shelf registration statement (the “Registration Statement”) under Rule 415 of the Act, or any similar rule that may be adopted by the SEC, for the purpose of registering (a) the issuance of REIT Shares issuable upon exchange of the OP Units (the “Redemption Shares”) and (b) the offer and resale by the Holders (as defined below) of the Registrable Shares (as defined below) on a delayed or continuous basis pursuant to Rule 415. The REIT shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof, and to keep such Registration Statement (or a successor registration statement filed with respect to the Registrable Shares, which shall be deemed to be included within the definition of Registration Statement for purposes of this Agreement) continuously effective for a period ending when all Redemption Shares covered by the Registration Statement are no longer Registrable Shares. In connection therewith, the REIT shall use commercially reasonable efforts to:
(a)    comply as to form in all material respects with the requirements of the applicable Registration Statement form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein;

(b)    prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith (each, a “Prospectus”), and use its commercially reasonable efforts to have such amendments and supplements declared effective, if required, as soon as practicable after filing, as may be (i) reasonably requested by the Holders to reflect any specific plan of distribution or method of sale or (ii) necessary to keep such Registration Statement effective for the maximum offering period permitted under Rule 415 under the Act, or if earlier, until all of the Redemption Shares covered by the Registration Statement have ceased to be Registrable Shares, and to comply with the provisions of the Act with respect to the disposition of such Registrable Shares in accordance with the intended methods of distribution set forth in such Registration Statement;
(c)    within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto, furnish to one counsel selected by the Holders of a majority of the Registrable Shares copies of such documents proposed to be filed, which documents shall be subject to the reasonable review, comment and approval of such counsel; provided, that the REIT shall not have any obligation to modify any information if the REIT reasonably expects that so doing would cause the Registration Statement, Prospectus or any amendment or supplement thereto to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading.
(d)    notify each selling Holder, promptly after the REIT receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;
(e)    furnish to each selling Holder, without charge, such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares then held by such Holder, and the REIT hereby consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Shares in connection with the offering and sale of the Registrable Shares covered by the Prospectus or any amendment or supplement thereto;
(f)    use commercially reasonable efforts to register or qualify the Registrable Shares under such other securities or “blue sky” laws of such jurisdictions as any selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holders; provided, that the REIT shall not be required to qualify as a foreign corporation or as a dealer in securities, or qualify generally to do business, subject itself to general taxation or consent to general service of process, in any jurisdiction where it would not otherwise be required to do so but for this Section 11.1(f);

(g)    notify each selling Holder, at any time when a Prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances in which they were made, and, at the request of any such Holder, the REIT shall as soon as practicable prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;
(h)    provide a transfer agent and registrar (which may be the same entity) for all such Registrable Shares not later than the effective date of such registration;
(i)    use its commercially reasonable efforts to cause such Registrable Shares to be listed on each securities exchange on which the REIT Shares are then listed;
(j)    otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder;
(k)    without limiting Section 11.1(f) above, use commercially reasonable efforts to cause such Registrable Shares to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the REIT to enable the Holders of such Registrable Shares to consummate the disposition of such Registrable Shares in accordance with their intended method of distribution thereof;
(l)    notify the Holders promptly of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus or for additional information;
(m)    advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;
(n)    cooperate with the Holders of the Registrable Shares to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold pursuant to the Registration Statement or Rule 144 under the Act (“Rule 144”) free of any restrictive legends and representing such number of REIT Shares and registered in such names as the holders of the Registrable Shares may reasonably request a reasonable period of time prior to sales of Registrable Shares pursuant to the Registration Statement or Rule 144; provided, that the REIT may satisfy its obligations hereunder without issuing physical certificates through the use of The Depository Trust Company's Direct Registration System; and

(o)    otherwise use commercially reasonable efforts to take all other steps necessary to effect the registration of the issuance and resale of such Registrable Shares contemplated hereby.
Section 11.2.    In connection with and as a condition to the REIT’s obligations under this Article XI, Contributor and any Holder agrees that:
(a)    it will provide in a timely manner to the REIT such information with respect to the Holder as is reasonably required to complete the Registration Statement or as otherwise reasonably required to comply with applicable securities laws or regulations and requested by the REIT in writing, at least twenty (20) Business Days in advance of the REIT’s anticipated filing of the Registration Statement or any amendment or supplement thereto;
(b)    it will not offer or sell its Redemption Shares pursuant to the Registration Statement until (1) such Redemption Shares have been included in the Registration Statement and (2) it has received notice that the Registration Statement covering such Redemption Shares, or any post-effective amendment thereto, has been declared effective by the SEC, such notice to have been satisfied by the posting by the SEC on www.sec.gov of a notice of effectiveness; provided, however, that this Section 11.2(b) shall not impair any Person from disposing of any Redemption Shares in accordance with Rule 144 or in any other transaction that does not violate applicable securities laws and the restrictions on transfer of Registrable Shares imposed by the Partnership Agreement, the Declaration of Trust of the REIT or this Agreement; and
Section 11.3.    If the Board of Trustees of the REIT determines in its good faith judgment, after consultation with counsel, that the use of the Registration Statement, including any pre- or post-effective amendment thereto, or the use of any prospectus contained in such Registration Statement, would require the disclosure of important information that the REIT has a bona fide business purpose for preserving as confidential or the disclosure of which, in the judgment of the REIT, would impede the REIT’s ability to consummate a significant transaction, then, upon written notice of such determination by the REIT (which notice shall be deemed sufficient if given through the issuance of a press release or filing with the SEC and, if such notice is not publicly distributed, Contributor and any Holder agree to keep the subject information confidential and acknowledges that such information may constitute material non-public information subject to the applicable restrictions under securities laws), the rights of Contributor to offer, sell or distribute its Registrable Shares pursuant to such Registration Statement or prospectus or to require the REIT to take action with respect to the registration or sale of any Registrable Shares pursuant to a Registration Statement (including any action contemplated by this Section 11.3 will be suspended until the date upon which the REIT notifies the selling Holder in writing (which notice shall be deemed sufficient if given through the issuance of a press release or filing with the SEC and, if such notice is not publicly distributed, Contributor and any Holder agree to keep the subject information confidential and acknowledges that such information may constitute material non-public information subject to the applicable restrictions under securities laws) that suspension of such rights for the grounds set forth in this paragraph is no longer necessary; provided, however, that the REIT may not suspend such rights for an aggregate period of more than 180 days in any 12-month period. In connection with the Registration Statement, the REIT and Company agree to indemnify each Holder and each person who controls any Holder within the meaning of Section 15 of the Act, to the maximum extent permitted by law, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement of a material fact contained in the Registration Statement, preliminary prospectus or prospectus (as amended or supplemented if the REIT shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such persons for any legal or other expenses reasonably and actually incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement, alleged untrue statement, omission, or alleged omission contained in information furnished in writing to the REIT by any Holder for use therein. Contributor shall, to the maximum extent permitted by law, indemnify the REIT and each officer, director and controlling person of the REIT and Company for all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue, or alleged untrue, statement or any omission, or alleged omission, contained in information furnished in writing to the REIT or Company by Contributor for use in the Registration Statement.
Section 11.4.    With a view to making available to the Holders of Registrable Shares the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the REIT to the public without registration, the REIT shall use commercially reasonable efforts to make and keep current public information with respect to the REIT available, as those terms are understood and defined in Rule 144, at all times after the Measurement Date.
Section 11.5.    All expenses (other than underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Shares, and fees and disbursements of counsel for any Holder of Registrable Shares) incurred by the REIT in complying with its obligations pursuant to this Article XI and in connection with the registration and disposition of Registrable Shares shall be paid by the REIT, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Shares on, any securities exchange or over-the-counter trading market on which the Registrable Shares are listed or quoted); (ii) expenses of any audits incident to or required by any such registration; (iii) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the REIT in connection with “blue sky” qualifications or exemptions of the Registrable Shares); (iv) printing expenses; (v) messenger, telephone and delivery expenses; (vi) fees and expenses of the REIT's counsel and accountants; and (vii) Financial Industry Regulatory Authority, Inc. filing fees (if any). In addition, the REIT shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Article XI (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits.
Section 11.6.    The term “Registrable Shares” means (a) all REIT Shares issued or issuable upon redemption of OP Units and (i) all REIT Shares issued as a dividend or distribution on, in exchange for, or otherwise in respect of, REIT Shares that otherwise constitute Registrable Shares (including as a result of combinations, recapitalizations, mergers, consolidations, reorganizations or otherwise); provided, however, that REIT Shares shall cease to be Registrable Shares with respect to any Holder (x) at the time such Registrable Shares have been disposed of pursuant to a Registration Statement, (y) at the time such Registrable Shares may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the REIT to be in compliance with the current public information requirement under Rule 144 or (z) at the time such Registrable Shares cease to be outstanding or issuable upon the redemption of outstanding OP Units.
Section 11.7.    Company shall not enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holders of Registrable Shares in this Article XI.
Section 11.8.    The provisions of this Article XI shall survive the Closing and shall terminate and be of no further force or effect when there shall no longer be any Registrable Shares outstanding or issuable upon the redemption of outstanding OP Units (without regard to any limitations imposed upon the REIT on the issuance of REIT Shares upon the exchange of outstanding OP Units); provided, that the provisions of Sections 11.3 and 11.5 shall survive any such termination.
Section 11.9.    Contributor may assign its rights under this Article XI to any purchaser or transferee of OP Units or Registrable Shares in any transfer thereof that does not violate the restrictions thereon contained in the Partnership Agreement, the Declaration of Trust or this Agreement (including Article X hereof); provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a joinder to this Agreement agreeing to be treated as a Holder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee had originally been a party hereto, and the term “Holder” as used herein shall mean Contributor and each such purchaser or transferee who, in either case, is then holding Registrable Shares or OP Units that are or may become exchangeable for Registrable Shares.
Section 11.10.    Notwithstanding any other provision of this Agreement, the provisions of this Article XI may only be amended, modified, supplemented or waived with the prior written consent of the Company and the Holders holding a majority of the then-outstanding OP Units and Redemption Shares.

ARTICLE XII
MISCELLANEOUS
Section 12.1.    Notices. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by a commercial overnight courier that guarantees next day delivery and provides a receipt, or (d) by legible facsimile or by email (in either case, followed by hard copy delivered in accordance with the preceding subsections (a)-(c)), and such notices shall be addressed as follows:
To Company:    Pillarstone Capital REIT Operating Partnership LP
10011 Valley Forge Dr.
Houston, TX 77042
Attn: John J. Dee
Facsimile No.: (713) 465-8847
Email: JDee@visn.net
with copy to:            Locke Lord LLP
600 Travis Street, Suite 2800
Houston, TX 77002
Attn: David F. Taylor and Michelle Earley
Facsimile No.: (713) 223-3717
Email: DTaylor@lockelord.com
MEarley@lockelord.com
To Contributor:        Whitestone REIT Operating Partnership, LP
2600 South Gessner, Suite 500
Houston, TX 77063
Attn: David Holeman, Chief Financial Officer
Facsimile No.: (713) 465-8847
Email: dholeman@whitestonereit.com

with copy to:            Whitestone REIT Operating Partnership, LP
2600 South Gessner, Suite 500
Houston, TX 77063
Attn: Douglas Pyne, Esq.
Facsimile No.: (713) 465-8847
Email: dpyne@whitestonereit.com
with copies to:            Kutak Rock, LLP
8601 N. Scottsdale Road, Suite 300
Scottsdale, AZ 85253
Attn: Jason D. Stych, Esq.
Facsimile No.: (480) 429-5001
Email: jason.stych@kutakrock.com

and	Morrison & Foerster LLP
2000 Pennsylvania Avenue, Suite 6000
Washington, DC 20006
Facsimile No: 202-785-7522
Attn: David P. Slotkin
Email: dslotkin@mofo.com

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective immediately upon fax confirmation, one (1) Business Day after deposit with overnight delivery and three (3) Business Days after deposited with the post office when sent by certified mail.
Section 12.2.    Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, contains all agreements, representations, warranties and covenants made by Company and Contributor and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. All Exhibits to this Agreement are fully incorporated herein as though set forth at length herein. Any correspondence, memoranda, letters of intent, or other agreements between the parties, including, without limitation, any oral or written statements made by the Contributor Parties or the Company Parties, are not binding on or enforceable against any party, and are superseded and replaced in total by this Agreement together with the Exhibits and Schedules hereto.
Section 12.3.    Time. Time is of the essence in the performance of each of the parties’ respective obligations contained herein; provided, however, that if the date of performance or a deadline falls on a day which is not a Business Day, the date for performance or such deadline shall be deemed extended to the next Business Day.
Section 12.4.    Attorneys’ Fees. In addition to the remedies provided in Article VIII hereof, if there is any suit, litigation, action or other proceeding (“Action”) to enforce any provisions or rights arising under or in connection with this Agreement or the Closing Documents, the unsuccessful party in such Action agrees to pay the successful party all costs and expenses, including but not limited to reasonable attorneys’ fees, reasonably incurred by the successful party in connection with such Action. The provision of this Section 12.4 shall survive the Closing.
Section 12.5.    No Merger. Obligations which are expressly provided in this Agreement to be performed after the Closing shall not merge with the transfer of title to the Properties but shall remain in effect until fulfilled.
Section 12.6.    Assignment. Company’s rights and obligations hereunder are not assignable, directly or indirectly, without the prior written consent of Contributor, which consent may be given or withheld in Contributor’s sole and absolute discretion. Nothing contained in the preceding sentence shall be deemed to release, diminish or otherwise affect the obligations of the original Company hereunder, including the obligations to indemnify Contributor and the other Contributor Parties in accordance with the terms hereof. Any attempted assignment in contravention of this Section shall be null and void. Subject to the limitations described herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
Section 12.7.    Governing Law; Jurisdiction and Venue.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
(b)    For the purposes of any Action involving this Agreement, each party hereby expressly submits to the jurisdiction of all federal and state courts sitting in the State and consents that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and each party agrees that such courts shall have jurisdiction over any such suit, action or proceeding commenced by any party.
(c)    Company hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any Action arising out of or relating to this Agreement brought in any federal or state court sitting in the State and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
Section 12.8.    RELEASES. WITH RESPECT TO ANY RELEASE SET FORTH IN THIS AGREEMENT RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, THE PARTIES HERETO HEREBY ACKNOWLEDGE THAT SUCH WAIVER AND RELEASE IS MADE WITH THE ADVICE OF COUNSEL AND WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CONSEQUENCES AND EFFECTS OF SUCH RELEASE.
Section 12.9.    WAIVER OF CONSUMER RIGHTS; DTPA WAIVER. COMPANY AND CONTRIBUTOR EACH HAVE KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE THEM TO ANALYZE THE MERITS AND RISKS OF THE TRANSACTION, AND NEITHER IS IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO THE OTHER OR SUCH TRANSACTION. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES AND RELEASES AFTER ADVICE OF COMPETENT COUNSEL, ANY AND ALL RIGHTS, BENEFITS AND REMEDIES IT MAY HAVE AGAINST THE OTHER PARTY, NOW OR AT ANY TIME HEREAFTER, UNDER OR PURSUANT TO SUBCHAPTER E OF CHAPTER 17 OF THE TEXAS BUSINESS AND COMMERCE CODE, AS NOW OR HEREAFTER AMENDED, AND/OR ANY OTHER OR SUCCESSOR LAWS, RULES, REGULATIONS, OR JUDICIAL DOCTRINES WITH RESPECT TO DECEPTIVE TRADE PRACTICES. AS SUCH, EACH PARTY SPECIFICALLY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF SUCH PARTY’S OWN SELECTION, EACH PARTY VOLUNTARILY CONSENTS TO THIS WAIVER.

Section 12.10.    Change of Control. In the event of a Change of Control, Company shall have the right, but not the obligation, to repurchase from Contributor the OP Units issued pursuant to this Agreement at a cash purchase price of $1.331 per OP Unit.
Section 12.11.    Notice to Company Regarding Restrictive Covenants. If a Property is located in a municipality that has required any person who sells or conveys restricted property located inside the boundaries of the municipality to first give to Company written notice of the restrictions and notice of the municipality’s right to enforce compliance, at Closing Contributor and Company shall execute, acknowledge and cause to be recorded in the real property records of the county in which such Property is located the notice required by Section 212.155 of the Texas Local Government Code.
Section 12.12.    Interpretation of Agreement. The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The terms and provisions of this Agreement represent the results of negotiations by the parties, each of which has been represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the parties each hereby waive the application of any rule of law which would otherwise be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed Agreement or any earlier draft of the same.
Section 12.13.    Amendments. This Agreement may be amended or modified only by a written instrument signed by both Company and Contributor.
Section 12.14.    No Recording. Neither this Agreement nor any memorandum or short form thereof may be recorded by Company. Any such recording of this Agreement or a memorandum or short form hereof shall constitute a default under this Agreement and Contributor may cause the release or removal thereof simply by recording this Agreement provision.
Section 12.15.    No Third Party Beneficiary. Except as may be expressly stated herein, the provisions of this Agreement are not intended to benefit any third parties.
Section 12.16.    Severability. If, in any Action to enforce this Agreement, any one or more of the covenants, agreements, conditions, provisions, or terms of this Agreement is, in any respect or to any extent (in whole or in part), held to be invalid, illegal or unenforceable for any reason, all remaining portions thereof which are not so held, and all other covenants, agreements, conditions, provisions, and terms of this Agreement, will not be affected by such holding, but will remain valid and in force to the fullest extent permitted by law.
Section 12.17.    Drafts not an Offer. The submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Properties. The parties shall be legally bound with respect to the purchase and sale of the Properties pursuant to the terms of this Agreement only if and when each of Contributor and Company have duly and fully executed and delivered to each other a counterpart of this Agreement.
Section 12.18.    Further Assurances. Each party shall, whenever and as often as it shall be reasonably requested to do so by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such other documents and do any and all other acts as may be necessary to carry out the express intent and purpose of this Agreement.
Section 12.19.    Counterparts; Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile, sent by email (including “.pdf”), or delivered by other electronic means shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own facsimile or other electronic signature and shall likewise accept the facsimile or other electronic signature of the other party.

[SIGNATURES COMMENCE ON THE NEXT PAGE]

IN WITNESS WHEREOF, Company and the REIT have executed this Agreement as of the date first written above.

COMPANY:

PILLARSTONE CAPITAL REIT OPERATING PARTNERSHIP LP, a Delaware limited partnership

By: PILLARSTONE CAPITAL REIT,
its general partner

By: /s/ John J. Dee
Printed Name: John J. Dee
Its: Chief Financial Officer

REIT: PILLARSTONE CAPITAL REIT, a Maryland real estate investment trust By: /s/ John J. Dee Printed Name: John J. Dee Its: Chief Financial Officer

IN WITNESS WHEREOF, Contributor has executed this Agreement as of the date first written above.

CONTRIBUTOR:

WHITESTONE REIT OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By: Whitestone REIT,
   a Maryland real estate investment trust,
   its General Partner

By: /s/ David K. Holeman
Printed Name: David K. Holeman
Its: Chief Financial Officer

EXHIBIT A
TAX PROTECTION AGREEMENT

Exhibit A-1

EXHIBIT B
MANAGEMENT AGREEMENT

Exhibit B-1

EXHIBIT C
OP UNIT PURCHASE AGREEMENT

Exhibit C-1

EXHIBIT D
ACCREDITED INVESTOR QUESTIONNAIRE
This Accredited Investor Questionnaire (“Questionnaire”) is being furnished to you to determine your eligibility to receive units of limited partnership interest (“OP Units”) in Pillarstone Capital REIT Operating Partnership LP, a Delaware limited partnership (“Company”), in connection with the transactions contemplated by that certain Contribution Agreement, dated as of December 8, 2016 (the “Contribution Agreement”), by and between Company, Pillarstone Capital REIT, a Maryland real estate investment trust, and Whitestone REIT Operating Partnership, L.P., a Delaware limited partnership (“Contributor”). In accordance with the Contribution Agreement, Company must be reasonably satisfied that, prior to the receipt of OP Units by Contributor pursuant to the Contribution Agreement, Contributor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Act”). The undersigned understands that Company will rely on the representations provided in this Questionnaire in determining its eligibility to receive OP Units.
1.    Name of Contributor (for corporations, limited liability companies, partnerships or trusts, please give name of entity and name of authorized individual completing this Questionnaire).
Name of individual or entity:
Name of authorized individual (if Contributor is an entity):
Address of Contributor (address of principal business office)

Telephone: __________________
Date of birth/date of formation or organization:
Social Security or taxpayer identification number of Contributor:
If Contributor is a natural person, please also complete the following:
U.S. Citizen: Yes _____ No _____
Occupation:
Employer:
Business Address:
Business Telephone:

Exhibit D-1

Nature of Business:
Length of Employment:
2.    Type of Contributor (please check one)

____	U.S. Resident Individual Taxpayer

____	Nonresident Alien Individual Taxpayer

____	Qualified Plan

____	Entity Exempt Under Section 501 of the Internal Revenue Code of 1986, as amended

____	IRA, Qualified Plan (_________________)
(Money Purchase Plan, 401(k), 403B, Profit
Sharing, Pension Plan)

____	Corporation Organized Under the Laws of the State of

____	Limited Liability Company Organized Under the Laws of the State of

____	Trust Organized Under the Laws of the State of

____	Partnership Organized Under the Laws of the State of
3.    Subject to subsequent amendment by the Contributor by written notice to Company, notices from Company to Contributor should be sent to: (check one)

____	Home (as specified in Question 1, above)

____	Office (as specified in Question 1, above)

____
Other (please provide all necessary information below. If information provided is insufficient, or if unspecified, payments will be mailed to the home or office (as the case may be) address specified in Question 1, above.)

(Name of Institution)

(Address of Institution)
Attention:
4.    Investment Decision
If Contributor is a partnership, did each partner elect whether he or she will participate in the partnership’s investment in the securities? Yes _____ No _____

Exhibit D-2

If the answer is “Yes,” please state the number of partners who elected to participate in this investment.

Exhibit D-3

PART II
The undersigned understands that the representations contained in this Part II are made for the purpose of qualifying it as an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Act. The undersigned hereby represents that the statement or statements marked below are true and correct in all respects. The undersigned understands that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against it for damages. The undersigned further agrees to notify Company promptly if any of the undersigned’s responses to this Questionnaire cease to be true and correct in all respects prior to the issuance of securities to the undersigned.
Please Indicate Each Category of Accredited Investor That You Satisfy by Placing an “X” on the Appropriate Line Below.
Category I

_____	The undersigned is a natural person (not a partnership, corporation, trust, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.
Explanation. “Net worth” means the excess of total assets at fair market value over total liabilities. In calculating net worth you may include equity in personal property and real estate (excluding the value of your primary residence), cash, short term investments, stocks and other securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property (excluding the amount of indebtedness secured by your primary residence but only up to the fair market value of your primary residence (except that if the amount of such indebtedness outstanding at the time of the sale of the OP Units exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included)).
Category II

_____
The undersigned is a natural person (not a partnership, corporation, trust, etc.) who reasonably expects an individual income in excess of $200,000 (excluding income of spouse), or joint income with his or her spouse in excess of $300,000, in 2016 and had an individual income in excess of $200,000 (excluding income of spouse), or joint income with his or her spouse of $300,000, in each of 2014 and 2015.

Explanation. “Individual income” means adjusted gross income, as reported for United States federal income tax purposes, less any income earned by a spouse or by property owned by a spouse, increased by the following amounts (but not including any amounts earned by a spouse or by property owned by a spouse): (i) the amount of any interest income received that is tax exempt under Section 103 of

Exhibit D-4

the Internal Revenue Code of 198, as amended (the “Code”); (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any amount by which income from long‑term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code . For this purpose “joint income” means the combined individual incomes of the individual and his or her spouse.
Category III
_____    The undersigned (if not a natural person) is (check one):
_____ a.    A national bank or a banking institution organized under the laws of any state, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official.
_____ b.    A savings and loan association, building and loan association, cooperative bank, homestead association, or similar institution, which is supervised and examined by state or federal authority having supervision over any such institution.
_____ c.    A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.
_____ d.    A company organized as an insurance company, whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory or the District of Columbia.
_____ e.    An investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
_____ f.    A “business development company” as defined in Section 2(a)(48) of the Investment Company Act.
_____ g.    A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.
_____ h.    A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000.
_____ i.    An “employee benefit plan” within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”), whose investment decision to purchase the securities is made by a “plan fiduciary,” as defined in Section 3(21) of ERISA, that is either a bank, a savings and loan association, an insurance company or a registered investment advisor.

Exhibit D-5

_____ j.    An “employee benefit plan” within the meaning of Title I of ERISA with total assets in excess of $5,000,000.
_____ k.    A self-directed “employee benefit plan” within the meaning of Title I of ERISA whose investment decisions are made solely by persons that are accredited investors as that term is defined in Rule 501(a) of Regulation D under the Act (indicate which box or boxes in this Part II are the basis for status as accredited investor: _______).
_____ l.    A “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.
_____ m.    A corporation not formed for the specific purpose of acquiring the securities, having total assets in excess of $5,000,000.
_____ n.    An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (tax exempt organization), not formed for the specific purpose of acquiring the securities, having total assets in excess of $5,000,000.
_____ o.    A Massachusetts or similar business trust, not formed for the specific purpose of acquiring the securities, having total assets in excess of $5,000,000.
_____ p.    A partnership not formed for the specific purpose of acquiring the securities, having total assets in excess of $5,000,000.
_____ q.    A limited liability company not formed for the specific purpose of acquiring the securities, having total assets in excess of $5,000,000.
_____ r.    None of the above.
Category IV

_____
The undersigned is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, if the purchase of the securities is directed by a person who either alone or with his or her purchaser representative(s), has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the securities.

Category V

_____
The undersigned is an entity, all the equity owners of which are “accredited investors” within one or more of the above categories. Note: An irrevocable trust cannot qualify under this category. The equity owners of a revocable trust are its grantors. If relying upon this category alone, each equity owner must complete a separate copy of this Questionnaire.

Exhibit D-6

(describe nature of, and beneficial ownership in, the entity)

Exhibit D-7

ACCREDITED INVESTOR QUESTIONNAIRE SIGNATURE BLOCK
For Execution by Individual Contributor(s):
(Each joint Contributor must sign)

Signature of Contributor    Please Print Name

Signature of Contributor    Please Print Name

For Execution by Person Making
Investment Decision For Corporation,
Limited Liability Company,
Partnership, or Trust Contributor:

Name of Contributor:

By:

Title:

Signature of person making the investment decision on behalf of Contributor

The person completing this questionnaire hereby certifies that he/she has the authority to execute this questionnaire on behalf of Contributor, that he/she has answered the foregoing questions to the best of his/her knowledge and that his/her answers thereto are complete and accurate.

Date    Signature of person

Date    Signature of person
completing questionnaire
(if other than Contributor)

Exhibit D-8

SCHEDULE 1.1
LIST OF ENTITIES

Whitestone CP Woodland Ph. 2, LLC, a Delaware limited liability company
Whitestone Industrial-Office, LLC, a Texas limited liability company
Whitestone Offices, LLC, a Texas limited liability company
Whitestone Uptown Tower, LLC, a Delaware limited liability company

Schedule 1.1

SCHEDULE 2.1
LIST OF PROPERTIES

9101 LBJ	9101 LBJ Freeway Dallas, TX 75243	Whitestone Offices, LLC

Uptown Tower	4144 N. Central Expressway Dallas, TX 75204	Whitestone Uptown Tower, LLC

Corporate Park - Northwest	7010-35 W. Tidwell Road & 5715 NW Central Drive Houston, TX 77092	Whitestone Offices, LLC

Corporate Park - West	1718 Fry Road Houston, TX 77084	Whitestone Industrial-Office, LLC

Corporate Park - Woodland	210-240 Spring Hills Drive Spring, TX 77386	Whitestone Industrial-Office, LLC

Corporate Park - Woodland II	24722 I-45 N Spring, TX 77386	Whitestone CP Woodland Ph. 2, LLC

Dairy Ashford	12654-12674 Goar Road Houston, TX 77077	Whitestone Industrial-Office, LLC

Holly Hall	8303-8315 Knight Road Houston, TX 77054	Whitestone Industrial-Office, LLC

Holly Knight	2112-2132 Holly Hall Street Houston, TX 77054	Whitestone Offices, LLC

I-10	1105-1111 Upland Drive Houston, TX 77043	Whitestone Industrial-Office, LLC

Main Park	3610-3620 Willowbend Blvd & 11205 S. Main Street Houston, TX 77054	Whitestone Industrial-Office, LLC

Plaza Park	7509-7563 South Freeway Houston, TX 77021	Whitestone Industrial-Office, LLC

Westbelt	1450 W Sam Houston Pkwy N & 10694-10696 Haddington N Houston, TX 77043	Whitestone Industrial-Office, LLC

Westgate	19407 Park Row & 1507 Ricefield Drive Houston, TX 77084	Whitestone Industrial-Office, LLC

Schedule 2.1

SCHEDULE 2.2
EXISTING LOANS

1. MSMCH Loan No. 13-878027
Loan Agreement, dated as of September 26, 2013, between Whitestone Uptown Tower, LLC, a Delaware limited liability company, as borrower, and Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, as lender, for a loan in the original principal amount of $16,450,000.00 with a maturity date of October 1, 2023. The loan has been assigned from Morgan Stanley Mortgage Capital Holdings LLC to U.S. Bank National Association.

2. PPM Loan No. 1306602
Loan Agreement, dated as of November 26, 2013, between Whitestone Industrial-Office, LLC, a Texas limited liability company, as borrower, and Jackson National Life Insurance Company, a Michigan corporation, as lender, in the original principal amount of $37,000,000.00 with a maturity date of December 1, 2020.

3. Amended and Restated Credit Agreement dated as of November 7, 2014, as amended, between Bank of Montreal, as Administrative Agent, the financial institutions identified in the agreement as lenders, Wells Fargo Bank National Association and Bank of America N.A. as Syndication Agents, U.S. Bank National Association as Documentation Agent, Whitestone REIT Operating Partnership LP, as borrower, and Whitestone REIT and certain subsidiaries of Whitestone REIT Operating Partnership LP identified therein as guarantors.

Schedule 2.2

SCHEDULE 6.1.1

LEASES

Holly Knight

1.	Lease between Whitestone Centers LLC, a Texas limited liability company and Niraj Patel a married man, d/b/a Liquor Store #5 dated February 10, 2004 as amended by the following:

a.	First Amendment to Lease Agreement dated May 12, 2009

b.	Second Amendment to Lease dated September 4, 2014

c.	Third Amendment to Lease dated September 27, 2016

2.
Lease between Whitestone Centers LLC, a Texas limited liability company and Kevin Stennett, Chris Stennett, and Glen Stennett, collectively, jointly and severally dated June 20, 2013 as amended by the following:

a.	First Amendment to Lease dated July 17, 2013

3.	Lease between Whitestone Centers LLC, a Texas limited liability company and Solomon Ruth, an individual, d/b/a Quick Wash Laundry dated August 25, 1999, as amended by the following:

a.	Lease Assignment dated November 9, 1999

b.	Lease Assignment dated March 15, 2000

c.	Addendum dated February 21, 2001

d.	Third Amendment to Lease Agreement February 25, 2008

e.	Fourth Amendment to Lease dated November 13, 2015

f.	Fifth Amendment to Lease dated November 19, 2016

4.	Lease between Whitestone Centers LLC, a Texas limited liability company and Chettinad Indian Cuisine, Inc., a Texas corporation dated August 8, 2011 as amended by the following:

a.	First Amendment to Lease Agreement dated September 19, 2011

b.	Second Amendment to Lease dated September 3, 2013

c.	Assignment of Lease Interest dated May 7, 2015

d.	Assignment of Lease Interest dated May 15, 2015

5.	Lease between Whitestone Centers, LLC, a Texas limited liability company and Shahz King Inc., a Texas corporation d/b/a Mom and Pop Tobacco Shop dated June 13, 2012, as amended by the following:

a.	First Amendment to Lease dated March 15, 2013

b.	Assignment of Lease Interest dated November 3, 2016

6.	Lease between Whitestone Centers LLC, a Texas limited liability company and Leslie P. Halpern, a single man dated April 2, 2016.

Schedule 6.1.1

7.	Lease between Whitestone Centers LLC, a Texas limited liability company, and Zhi Gang Wei d/b/a Rice Kitchen dated October 17, 2005, as amended by the following:

a.	First Amendment to Lese dated August 21, 2013

8.	Lease between Whitestone Centers LLC, a Texas limited liability company and Ahmet Saygili, a married man and Ata Sagnak, a single man d/b/a Naren Inc dated March 28, 2000, as amended by the following:

a.	Lease Assignment effective July 1, 2003

b.	Bill of Sale and Assignment dated November 26, 2003

c.	Lease Assignment dated April 28, 2006

d.	First Amendment to Lease dated March 28, 2009

e.	Lease Assignment dated July 2, 2009

f.	Second Amendment to Lease dated October 26, 2015

g.	Assignment of Lease Interest dated June 12, 2011

h.	Third Amendment to Lease dated May 31, 2016

9.	Lease between Whitestone Centers LLC, a Texas limited liability company and Munazza Fraz, a married woman dated August 15, 2016.

10.
Lease between Whitestone Centers LLC, a Texas limited liability company and Pema L. Sherpa, a single woman and Bhawana Bist, a single woman, d/b/a Heaven’s Wave Spa dated February 10, 2004, as amended by the following:

a.	First Amendment to Lease Agreement dated May 19, 2009

b.	Assignment of Lease Interest dated March 21, 2013

c.	Second Amendment to Lease dated May 14, 2015

d.	Third Amendment to Lease dated November 4, 2015

e.	Assignment of Lease Interest dated November 4, 2015

f.	Fourth Amendment to Lease dated May 13, 2016

11.	Lease between Whitestone Centers LLC, a Texas limited liability company and Imaan, Inc., a Texas corporation d/b/a Villa Roma Pizza dated July 13, 2004, as amended by the following:

a.	First Amendment to Lease Agreement dated May 18, 2009

b.	Second Amendment to Lease dated February 26, 2016

I-10 Upland

1.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Rasoul Aghajani, a single man d/b/a Exotic Auto Haus dated November 6, 2015.

2.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and TNT Machine, Inc., a Texas corporation dated November 15, 2002, as amended by the following:

a.	First Addendum dated September 24, 2003

b.	Second Addendum dated August 5, 2004

c.	First Amendment to Lease Agreement dated August 26, 2005

Schedule 6.1.1

d.	Second Amendment to Lease Agreement dated July 20, 2010

e.	Third Amendment to Lease dated July 23, 2012

3.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and IGOPAL LLC, a Texas limited liability company dated March 24, 2014, as amended by the following:

a.	First Amendment to Lease dated June 18, 2014

b.	Second Amendment to Lease dated January 9, 2015

4.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Odysseus Holdings LLC, a Texas limited liability company, d/b/a MGC Electrical Services dated November 18, 2013, as amended by the following:

a.	First Amendment to Lease dated April 16, 2014

b.	Second Amendment to Lease dated February 3, 2015

5.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Vitruvian Chics, LLC, a Texas limited liability company, d/b/a CrossFit Memorial Houston dated February 27, 2015.

6.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Walter Machine Co., Inc., a Texas corporation dated July 24, 2002, as amended by the following:

a.	First Addendum dated December 1, 2004

b.	Second Amendment to Lease Agreement dated November 17, 2008

c.	Third Amendment to Lease dated December 18, 2012

d.	Fourth Amendment to Lease dated July 16, 2015

e.	Fifth Amendment to Lease dated June 7, 2016

7.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and James Niles dated March 23, 1993, as amended by the following:

a.	Addendum dated August 15, 1996

b.	Addendum dated July 1, 1997

c.	Addendum dated July 11, 1997

d.	Addendum dated December 30, 1998

e.	Addendum dated August 8, 2001

f.	Sixth Addendum to Lease dated December 9, 2002

g.	First Amendment dated September 9, 2005

h.	Second Amendment dated December 20, 2007

i.	Third Amendment to Lease Agreement dated November 29, 2010

j.	Fourth Amendment to Lease Agreement dated December 14, 2011

k.	Fifth Amendment to Lease dated January 14, 2013

l.	Sixth Amendment to Lease dated February 10, 2014

m.	Seventh Amendment to Lease dated March 13, 2015

n.	Eighth Amendment to Lease dated December 10, 2015

o.	Ninth Amendment to Lease dated October 4, 2016

Schedule 6.1.1

8.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Kristian Bell Construction, LLC, a Texas limited liability company, d/b/a Kristian Bell Construction dated May 20, 2016.

a.	First Amendment to Lease dated June 9, 2016

9.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Houston Slot Machines Inc., a Texas corporation dated October 25, 2011, as amended by the following:

a.	First Amendment to Lease dated November 7, 2014

10.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Floorcoverings of Houston, LLC, a Texas limited liability company dated November 13, 2009, as amended by the following:

a.	First Amendment to Lease dated December 18, 2012

b.	Second Amendment to Lease dated April 7, 2016

11.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Reynero Lozano, a single man, d/b/a Auto Helpers dated August 4, 2016.

12.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Boat Lift Distributors, Inc., a Texas corporation dated May 8, 2012, as amended by the following:

a.	First Amendment to Lease dated May 7, 2015

b.	Second Amendment to Lease dated September 15, 2016

13.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Sunrise Fasteners, Inc., a Texas corporation dated March 31, 1995, as amended by the following:

a.	Addendum dated April 8, 1998

b.	Third Addendum dated February 9, 2004

c.	First Amendment to Lease Agreement December 12, 2006

d.	Second Amendment to Lease Agreement dated March 27,2012

e.	Third Amendment to Lease dated September 10, 2015

f.	Fourth Amendment to Lease dated March 16, 2016

14.	Lease between Whitestone Industrial-Office LLC and Latinosi, L.L.C., a Texas limited liability company dated August 20, 2013, as amended by the following:

a.	First Amendment to Lease dated April 21, 2015

b.	Second Amendment to Lease dated April 27, 2016

15.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Whitestone REIT, a Maryland real estate investment trust dated April 4, 2016.

16.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Houston Custom Metal Works LLC, a Texas limited liability company dated March 12, 2012, as amended by the following:

Schedule 6.1.1

a.	First Amendment to Lease dated September 27, 2016

17.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Jay Jeyoung Kim, a married man dated September 2, 2016.

18.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and QYMax, Inc., a Texas corporation dated May 13, 2008, as amended by the following:

a.	First Amendment to Lease Agreement dated March 31, 2011

b.	Second Amendment to Lease dated August 14, 2014

19.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Extreme Rovers, LLC, a Texas limited liability company dated October 6, 2016

Westbelt

1.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and West Houston Bible Church, a Texas non-profit corporation dated September 30, 2005, as amended by the following:

a.	First Addendum to Lease Agreement dated October 5, 2007

b.	Second Addendum to Lease Agreement dated May 27, 2010

c.	Third Amendment to Lease dated March 16, 2016

2.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Aunt Pookie’s BBQ, Inc., a Texas corporation dated November 19, 1998, as amended by the following:

a.	Addendum dated October 18, 2002

b.	First Amendment to Lease Agreement dated April 26, 2011

c.	Second Amendment to Lease and Assignment dated May 6, 2016

3.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and My Alarm Center, LLC, a Delaware limited liability company, d/b/a Hawk Security Services dated April 7, 2016.

4.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Esslinger Enterprises, LLC, d/b/a Epoch Construction dated September 19, 2013, as amended by the following:

a.	First Amendment to Lease dated October 3, 2016.

5.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and SoftSmiths, Inc. dated August 18, 2006, as amended by the following:

a.	First Amendment to Lease Agreement dated September 15, 2009

b.	Second Amendment to Lease Agreement dated November 9, 2010

c.	Third Amendment to Lease Agreement dated December 28, 2011

d.	Fourth Amendment to Lease dated September 17, 2013

6.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and R & W Stone, Inc. dated April 24, 2012, as amended by the following:

Schedule 6.1.1

a.	First Amendment to Lease dated April 24, 2014

7.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Booster Enterprises, Inc., a Georgia corporation dated January 1, 2015

8.	Lease Agreement between Whitestone Industrial-Office LLC, a Texas limited liability company and Social Motion, Inc., a Texas non-profit corporation dated January 14, 2016

9.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Social Motion, Inc., a Texas non-profit corporation dated May 11, 2016

10.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Floorplan Xpress, LLC-OK, an Oklahoma limited liability company dated September 30, 2013, as amended by the following:

a.	First Amendment to Lease dated July 27, 2016

11.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Social Motion, Inc., a Texas non-profit corporation dated January 15, 2016

12.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Whitestone REIT, a Maryland real estate investment trust dated July 1, 2016

13.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Clean Air Restoration LLC, a Texas limited liability company, d/b/a Clean Air Restoration dated March 31, 2016

14.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Corey Thomas dated April 11, 2013

15.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Endeavor Behavioral Institute LLC, a Texas limited liability company, d/b/a Endeavor Behavioral dated December 29, 2015

a.	First Amendment to Lease dated October 20, 2016

16.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Endeavor Behavioral Institute LLC, a Texas limited liability company, d/b/a/ Endeavor Behavioral dated July 1, 2015

17.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Triumph Cabling Systems LLC dated January 5, 2012

18.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Mark Miyaoka dated May 20, 2010, as amended by the following:

a.	First Amendment to Lease Agreement dated February 20, 2012

b.	Second Amendment to Lease dated May 21, 2015

Schedule 6.1.1

Westgate Service Center

1.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Next Generation Services LLC, a Texas limited liability company dated July 30, 2009, as amended by the following:

a.	First Amendment to Lease Agreement dated June 24, 2010

b.	Second Amendment to Lease Agreement dated July 12, 2011

c.	Third Amendment to Lease Agreement dated May 23, 2012

d.	Fourth Amendment to Lease dated May 23, 2013

e.	Fifth Amendment to Lease dated September 11, 2014

f.	Sixth Amendment to Lease dated October 14, 2015

2.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Cutpoint, Inc., a Texas corporation dated July 7, 2011, as amended by the following:

a.	First Amendment to Lease dated June 6, 2013

b.	Second Amendment to Lease dated July 21, 2015

c.	Third Amendment to Lease dated January 4, 2016

3.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Wade Transportation Service, LLC, a Texas limited liability company dated June 23, 2016.

4.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Triple B Cleaning Inc., a Texas corporation dated April __, 2001, as amended by the following:

a.	Addendum dated September 4, 2003

b.	First Amendment to Lease Agreement dated April 12, 2007

c.	Second Amendment to Lease Agreement dated April 27, 2009

d.	Third Amendment to Lease Agreement dated April 19, 2012

5.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and PICO Technologies, LLC, a Texas limited liability company dated July 26, 2011, as amended by the following:

a.	First Amendment to Lease dated July 31, 2013

b.	Second Amendment to Lease dated August 30, 2016

6.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and NOW Specialties, Inc. dated March 22, 2011, as amended by the following:

a.	First Amendment to Lease dated April 25, 2014

7.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Ashtead Technology Offshore, Inc. dated August 18, 2004, as amended by the following:

a.	First Amendment to Lease Agreement dated July 14, 2009

b.	Second Amendment to Lease dated September 18, 2012

c.	Third Amendment to Lease dated March 13, 2013

Schedule 6.1.1

8.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Tolunay Engineering Group, Inc., a Texas corporation dated September 30, 2016.

9.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Grace Fellowship United Methodist Church, a non-profit organization dated March 15, 2016

10.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Oilsource, Inc., a Texas corporation executed February 13, 2015

11.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Bio-Medical Applications of Texas, Inc., a Delaware corporation d/b/a Fresenius Medical Care Houston Acutes dated September 2, 2015, as amended by the following:

a.	First Amendment to Lease dated June 21, 2016

12.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Capstone Classical Academy LLC, a Texas limited liability company dated July 14, 2010, as amended by the following:

a.	First Amendment to Lease dated April 3, 2013

b.	Second Amendment to Lease dated May 13, 2016

13.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Hippo Fitness LLC, a Texas limited liability company dated June 1, 2015

Dairy Ashford

1.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Dana Aleman, a married woman, d/b/a Kidfit dated July 7, 2010, as amended by the following:

a.	First Amendment to Lease Agreement dated March 13, 2012

b.	Second Amendment to Lease dated August 4, 2014

c.	Third Amendment to Lease dated October 1, 2016

2.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and Gilbert Raynor, d/b/a Raynor and Associates dated May 1, 2001, as amended by the following:

a.	Addendum dated November 19, 2002

b.	Second Amendment to Lease Agreement dated March 25, 2008

c.	Third Amendment to Lease dated May 16, 2013

d.	Fourth Amendment to Lease dated January 27, 2016

3.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Lavandula Group LLC, a Texas limited liability dated August 10, 2010, as amended by the following:

a.	First Amendment to Lease Agreement dated October 25, 2011

b.	Second Amendment to Lease dated May 21, 2015

Schedule 6.1.1

4.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Cart2USA, LLC, a Texas limited liability company dated May 1, 2015, as amended by the following:

a.	First Amendment to Lease dated February 1, 2016

5.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Sysco Corporation dated January 7, 2000, as amended by the following:

a.	Addendum dated August 12, 2003

b.	First Amendment to Lease dated July 20, 2006

c.	Third Amendment to Lease Agreement dated May 18, 2009

d.	Third Amendment to Lease dated March 3, 2014

Corporate Park West

1.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Hydac Technology Corp, a Pennsylvania corporation dated December 23, 2003, as amended by the following:

a.	First Amendment to Lease dated October 9, 2006

b.	Second Amendment to Lease Agreement dated May 10, 2012

c.	Third Amendment to Lease dated August 13, 2012

d.	Fourth Amendment to Lease dated February 20, 2013

2.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Infrastructure Networks, Inc., dated April 19, 2006, as amended by the following:

a.	First Amendment to Lease Agreement dated June 10, 2009

b.	Second Amendment to Lease dated April 10, 2012

c.	Assignment of Lease Interest

d.	Third Amendment to Lease dated June 11, 2013

3.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and S.M. Products, Inc., a Texas corporation dated April 27, 2010, as amended by the following:

a.	First Amendment to Lease dated August 13, 2012

b.	Second Amendment to Lease dated June 3, 2016

c.	Third Amendment to Lease dated October 1, 2016

4.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Unity Signs Systems, LLC, a Texas limited liability company dated April 27, 2010, as amended by the following:

a.	First Amendment to Lease August 13, 2012

b.	Second Amendment to Lease date June 3, 2016

c.	Third Amendment to Lease dated October 1, 2016

Schedule 6.1.1

5.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Pharmscript of Texas LLC, a Texas limited liability company dated March 9, 2004, as amended by the following:

a.	First Amendment to Lease Agreement dated October 7, 2008

b.	Assignment of Lease Interest dated February 1, 2013

c.	Second Amendment to Lease dated April 3, 2015

d.	Third Amendment to Lease dated October 28, 2015

e.	Fourth Amendment to Lease dated August 17, 2016

f.	Fifth Amendment to Lease dated November 14, 2016

6.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and PT&C Forensics Inc. lease dated September 20, 2011, as amended by the following:

a.	First Amendment to Lease dated October 22, 2013

b.	Second Amendment to Lease dated January 20, 2014

7.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Catriona Steel, Inc., a Texas corporation dated August 16, 2002, as amended by the following:

a.	First Amendment to Lease Agreement dated August 14, 2007

b.	Second Amendment to Lease dated December 3, 2012

8.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Lone Star Nut & Candy, Inc. dated October 1, 1999, as amended by the following:

a.	Addendum dated May 7, 2004

b.	Second Amendment to Lease Agreement dated November 26, 2007

c.	Third Amendment to Lease dated February 5, 2013

9.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and Dish Network Service L.L.C., A Colorado limited liability company dated July 27, 2007, as amended by the following:

a.	First Amendment to Lease dated October 26, 2012

b.	Second Amendment to Lease dated December 12, 2015

10.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and XL Multimedia, L.P., a Texas limited partnership dated May 12, 2011, as amended by the following:

a.	First Amendment to Lease dated April 20, 2016

11.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and Faith City Church, a non-profit corporation dated May 1, 2015.

12.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and LP & HP Holdings, Inc., a Texas corporation dated March 26, 2002, as amended by the following:

a.	First Amendment to Lease Agreement dated January 19, 2007

b.	Second Amendment to Lease dated October 6, 2015

Schedule 6.1.1

13.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Cierra L. Holloway d/b/a Sanctuary of Praises Gospel Church dated March 26, 2013.

14.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and Young & Cunningham America, Inc., a Texas corporation dated November 17, 1999, as amended by the following:

a.	First Addendum to Lease dated December 10, 2002

b.	First Amendment to Lease Agreement dated March 10, 2005

c.	Second Amendment to Lease Agreement dated January 9, 2009

d.	Third Amendment to Lease Agreement dated January 26, 2010

e.	Fourth Amendment to Lease Agreement dated February 21, 2011

f.	Fifth Amendment to Lease Agreement dated February 8, 2012

g.	Sixth Amendment to Lease dated February 10, 2014

h.	Seventh Amendment to Lease dated July 1, 2015

i.	Eighth Amendment to Lease dated March 31,2016

15.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and LegalPartners Houston, L.P., a Texas limited partnership dated May 1, 2015, as amended by the following:

a.	Lease Amendment and Termination Agreement dated February 4, 2016

16.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and Motivated Learning Series LLC, a Texas limited liability company, d/v/a Sylvan Learning Center dated August 24, 2015.

a.	Lease Termination Agreement dated November 28, 2016

17.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and First Circuit Technology Inc., a Texas corporation dated October 1, 2007, as amended by the following:

a.	First Amendment to Lease dated September 26, 2012

b.	Second Amendment to Lease dated September 29, 2014

c.	Third Amendment to Lease dated December 20, 2014

18.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and Breaking Free Foundation, Inc., a Texas non-profit corporation dated October 1, 2015.

19.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and All C’s Enterprises, L.L.C., a Texas limited liability company dated May 11, 2005, as amended by the following:

a.	First Amendment to Lease dated July 28, 2016

20.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Kevin J. Blenman and Lisa Marie Blenman, d/b/a Jade MacKenzie Apparel dated September 14, 2016 and September 21, 2016.

Schedule 6.1.1

21.	Lease between Whitestone Industrial-Office LLC and See What Develops, Inc. dated November 19, 2002, as amended by the following:

a.	First Amendment to Lease Agreement dated June 3, 2008

22.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Hoang Mike Ta dated April 18, 2012.

23.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and Motivated Learning Series LLC, a Texas limited liability company, d/b/a Sylvan Learning Center dated April 13, 2016.

a.	First Amendment to Lease dated November 28, 2016

24.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and C & S Graphics, Inc., a Texas corporation dated June 28, 2001, as amended by the following:

a.	Addendum dated September 12, 2003

b.	First Amendment to Lease Agreement dated June 6, 2007

c.	Second Amendment to Lease dated October 24, 2013

d.	Third Amendment to Lease dated September 28, 2016

25.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and Memorial MRI & Diagnostic, L.L.C., a Texas limited liability company dated April 28, 2010, as amended by the following:

a.	First Amendment to Lease dated November 21, 2015

26.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and Bozenna Nyk, an individual, dated October 7, 2011, as amended by the following:

a.	First Amendment to Lease dated April 10, 2015

27.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and HomeTeam Pest Defense, Inc. dated June 22, 2006, as amended by the following:

a.	First Amendment to Lease Agreement dated September 30, 2009

b.	Second Amendment to Lease dated May 28, 2014

28.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and Anthelion Systems, Inc., a Texas corporation dated July 7, 2006, as amended by the following:

a.	First Amendment to Lease Agreement dated October 14, 2011

b.	Second Amendment to Lease dated September 28, 2012

c.	Third Amendment to Lease dated October 15, 2013

d.	Fourth Amendment to Lease dated April 8, 2015

e.	Fifth Amendment to Lease date January 12, 2016

f.	Sixth Amendment to Lease dated October 25, 2016

Schedule 6.1.1

29.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and Project Materials USA, LLC, a Texas limited liability company dated January 29, 2007, as amended by the following:

a.	First Amendment to Lease Agreement dated October 12, 2009

b.	Second Amendment to Lease and Assignment dated June 12, 2015

30.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and Hanger Prosthetics & Orthotics, Inc., a Delaware corporation dated October 22, 2014.

31.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and P.M.R. Inc., dba Cinco Healthcare dated August 15, 2013.

32.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Roy Leon Sepulveda, a single man, dba Texas Coastal Dental Laboratory dated October 25, 2016

33.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and Belinda Johnson d/b/a Sista Girlz Hair Therapy dated April 16, 2014.

34.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and Steve Moretta dated January 19, 2010, as amended by the following:

a.	First Amendment to Lease Agreement dated January 24, 2012

b.	Second Amendment to Lease dated December 2, 2013

35.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and Houston Panic Room L.L.C., a Texas limited liability company dated March 21, 2016 and March 24, 2016.

36.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and Council Development Corp. Inc., d/b/a PEC/Premier Safety Management dated September 11, 2012.

37.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and Median Life Science LLC, a Texas limited liability company dated May 14, 2015.

38.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company, and BCTEC Corp., a Florida corporation executed June 27, 2014, as amended by the following:

a.	First Amendment to Lease dated September 2, 2014

Main Park II

1.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Biomet South Texas, Inc., a Texas corporation dated July 18, 2012, as amended by the following:

a.	First Amendment to Lease dated April 17, 2013

b.	Second Amendment to Lease dated December 21, 2015

Schedule 6.1.1

2.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Valin Corporation, a California corporation dated August 6, 1998, as amended by the following:

a.	Addendum dated July 16, 2001

b.	Second Amendment to Lease dated July 27, 2006

c.	Third Amendment to Lease dated March 15, 2011

d.	Fourth Amendment to Lease dated June 30, 2013

e.	Fifth Amendment to Lease dated September 3, 2014

f.	Assignment of Lease Interest dated December 16, 2015

3.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and LGD Management, LP, a Texas limited partnership, d/b/a Legend Healthcare dated July 14, 2009, as amended by the following:

a.	First Amendment to Lease dated August 7, 2012

b.	Second Amendment to Lease dated September 28, 2015

c.	Third Amendment to Lease dated July 19, 2016

4.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and MedInc of Texas L.P., a Texas limited partnership dated September 14, 2005, as amended by the following:

a.	First Amendment to Lease Agreement dated October 8, 2007

b.	Second Amendment to Lease Agreement dated July 29, 2011

c.	Third Amendment to Lease dated August 10, 2016

5.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Biograft Transplant Services Inc., a Texas corporation dated December 13, 2007, as amended by the following:

a.	First Amendment to Lease dated November 9, 2015

6.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Hanger Prosthetic & Orthotics, Inc., a Delaware corporation dated January 7, 2014, as amended by the following

a.	First Amendment to Lease dated June 12, 2014

7.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Fritzer Interests, Inc., a Texas corporation dated May 18, 2015.

8.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and US Installations Group, Inc. dated April 28, 2010, as amended by the following:

a.	First Amendment to Lease dated September 18, 2013

9.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Wynn Expedited Logistics Inc., a New York corporation dated March 16, 2016.

Schedule 6.1.1

Plaza Park

1.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Fruition Technology Labs LLC, a Texas limited liability company dated October 20, 2014.

2.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Urban Circle LLC dated June 3, 2013.

3.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Jabari Houston, d/b/a Unique Elements dated September 6, 2013, as amended by the following:

a.	First Amendment to Lease dated October 22, 2014

4.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and American Medical Response of Texas, Inc., a Delaware corporation dated January 30, 1996, as amended by the following:

a.	Addendum dated May 15, 2001

b.	First Amendment to the Lease Agreement dated June 10, 2005

c.	Second Amendment to the Lease Agreement dated May 30, 2006

d.	Third Amendment to Lease Agreement and Partial Renewal dated June 1, 2009

e.	Fourth Amendment to Lease Agreement dated April 25, 2011

f.	Fifth Amendment to Lease dated May 9, 2012

g.	Sixth Amendment to Lease dated April 22, 2013

h.	Seventh Amendment to Lease dated October 10, 2013

i.	Eighth Amendment to Lease dated November 20, 2014

j.	Ninth Amendment to Lease dated November 10, 2015

k.	Tenth Amendment to Lease dated March 28, 2016

5.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Whitestone REIT, a Maryland real estate investment trust dated March 1, 2016.

6.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Houston Together Strong & Invincible, Inc., a Texas corporation dated September 16, 2014.

7.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and NewLife Brace & Limb, LLC, a Texas limited liability company dated December 23, 2015.

a.	First Amendment to Lease dated October 31, 2016

8.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Heart Home Health Care, Inc., dated August 2, 2007, as amended by the following:

a.	First Amendment to Lease dated January 1, 2013

Schedule 6.1.1

9.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Heart Home Health Care, Inc., a Texas corporation dated July 28, 2016.

10.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and S.A.F.E. Management SB, LLC, a Maryland limited liability company dated August 8, 2016.

11.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and North Star Development Company, a Texas corporation, d/b/a Horizon Adult Day Services dated August 6, 2009, as amended by the following:

a.	First Amendment to Lease Agreement dated June 29, 2010

b.	Second Amendment to Lease Agreement dated October 25, 2011

c.	Third Amendment to Lease dated April 14, 2016

12.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Crystal Kemp executed February 20, 2015, as amended by the following:

a.	First Amendment to Lease dated March 7, 2016

13.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Whitestone REIT, a Maryland real estate investment trust dated May 14, 2014, as amended by the following:

a.	First Amendment to Lease dated February 22, 2016

14.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Sohum-Southeast Houston Dialysis, LLC, a Texas limited liability company dated January 9, 2012.

15.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and IKidney Home Dialysis LLC, a Texas limited liability Company dated November 10, 2016

16.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and The Houston Grace Church, a Texas non-profit corporation dated November 2, 2016

17.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and TL Services, Inc., an Arkansas corporation dated December 3, 2016

Holly Hall

1.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and X-Ray X-Press Corporation dated June 14, 2007, as amended by the following:

a.	First Amendment to and Partial Assignment of Lease Agreement dated February 9, 2009

2.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Access Clinical Laboratory, LLC dated June 14, 2007, as amended by the following:

Schedule 6.1.1

a.	First Amendment to and Partial Assignment of Lease Agreement dated February 9, 2009

3.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Southwestern Bell Telephone Company, a Missouri corporation dated February 23, 1998, as amended by the following:

a.	Second Amendment to Lease Agreement executed December 19, 2007

4.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and The Methodist Hospital, a Texas non-profit corporation dated May 5, 2004, as amended by the following:

a.	First Amendment to Lease Agreement dated February 15, 2011

b.	Second Amendment to Lease dated November 17, 2014

c.	Third Amendment to Lease dated April 13, 2015

d.	Fourth Amendment to Lease dated January 4, 2016

Corporate Park Woodland

1.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Memco, Inc. dated September 4, 2012

2.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Conroe Residential Cleaning, LLC, a Texas limited liability company, d/b/a Merry Maids dated April 12, 2016 and April 15, 2016.

3.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Technical & Quality Solutions, Inc., dated March 17, 2009, as amended by the following

a.	First Amendment to Lease dated February 11, 2014

4.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and HomeTeam Pest Defense Inc., a Delaware corporation dated July 5, 2011, as amended by the following:

a.	First Amendment to Lease dated September 23, 2015

5.	Lease between Whitestone Industrial-Office LC, a Texas limited liability company and Lighthouse Radiology, LLC, a Texas limited liability company dated April 6, 2016.

6.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Bennett and Bennett LLC, d/b/a Keystone Business Services dated January 16, 2014.

7.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Northtown Holdings, LLC, a Texas limited liability company dated July 22, 2016 and July 28, 2016.

8.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Industrial Networks, LLC, a Texas limited liability company dated April 28, 2005, as amended by the following:

Schedule 6.1.1

a.	First Amendment to Lease Agreement dated May 6, 2005

b.	Second Amendment to Lease dated May 26, 2006

c.	Third Amendment to Lease Agreement dated April 5, 2011

d.	Fourth Amendment to Lease Agreement dated May 21, 2012

e.	Fifth Amendment to Lease dated March 1, 2016

9.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and The American National Red Cross, a non-profit corporation dated March 10, 2010, as amended by the following:

a.	First Amendment to Lease dated July 14, 2015

b.	Second Amendment to Lease dated August 18, 2016

10.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Chris Whitt dated May 27, 2010, as amended by the following:

a.	First Amendment to Lease dated July 22, 2013

b.	Second Amendment to Lease executed April 13, 2015

11.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Shear Bits, Inc., a Delaware corporation dated November 7, 2012, as amended by the following:

a.	First Amendment to Lease dated January 30, 2014

b.	Second Amendment to Lease dated September 25, 2015

12.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and M3K Automotive, LP, a Texas limited partnership dated December 7, 2015.

13.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and American Diapax, Inc. dated September 19, 2014.

14.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Carrier Enterprise, LLC, a Delaware limited liability company, f/k/a Carrier Sales & Distribution LLC dated May 23, 2003, as amended by the following:

a.	First Amendment to Lease Agreement dated April 30, 2008

b.	Second Amendment to Lease Agreement dated June 24, 2010

c.	Third Amendment to Lease Agreement dated August 8, 2011

d.	Fourth Amendment to Lease dated August 12, 2016

15.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Wildcat Development Corporation dated January 20, 2009, as amended by the following:

a.	First Amendment to Lease Agreement dated February 7, 2011

b.	Second Amendment to Lease dated August 5, 2014

16.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and W.T. Logistics LLC, a Texas limited liability company dated December 1, 2015.

Schedule 6.1.1

17.
Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Shepherd Controls & Associates, L.P., a Texas limited partnership dated February 1, 2011, as amended by the following:

a.	First Amendment to Lease Agreement dated May 4, 2011

b.	Second Amendment to Lease dated October 24, 2013

c.	Third Amendment to Lease dated March 23, 2015 and April 2, 2015

18.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and MWDC Texas Inc., a Delaware corporation dated October 26, 2004, as amended by the following:

a.	First Amendment to Lease Agreement dated August 31, 2007

b.	Second Amendment to Lease Agreement dated April 29, 2010

c.	Third Amendment to Lease dated July 22, 2013

d.	Fourth Amendment to Lease dated August 24, 2015

19.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Hope Orthotics, LLC, a Texas limited liability company executed October 3, 2011, as amended by the following:

a.	First Amendment to Lease dated December 14, 2015

20.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Industrial Networks, LLC, a Texas limited liability company dated March 1, 2016.

21.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Professional Service Industries Inc., a Delaware corporation dated May 19, 2010, as amended by the following:

a.	First Amendment to Lease dated August 7, 2015

22.	Lease between Whitestone Industrial-Office LLC, a Texas limited liability company and Interceramic, Inc., dated March 18, 2002, as amended by the following:

a.	First Amendment to Lease Agreement dated January 30, 2007

b.	Second Amendment to Lease Agreement date May 14, 2012

Corporate Park Woodland PH2

1.	Lease between Whitestone CP Woodland PH 2, LLC, a Delaware limited liability company and Exit 73 Bar & Grill, Inc., a Texas corporation dated October 23, 2013, as amended by the following:

a.	First Amendment to Lease executed February 20, 2015

b.	Second Amendment to Lease dated January 27, 2016

2.	Lease between Whitestone CP Woodland PH2, LLC, a Delaware limited liability company and Deborah Joyce Steel, a single woman, d/b/a Ranch Hill Saloon dated May 3, 2005, as amended by the following:

a.	Commercial Lease Amendment effective July 1, 2008

b.	Commercial Lease Amendment effective July 1, 2009

Schedule 6.1.1

c.	Commercial Lease Amendment effective July 1, 2011

d.	Fourth Amendment to Lease dated April 14, 2016

3.	Lease between Whitestone CP Woodland PH2, LLC, a Delaware limited liability company and A-1 Installations, Inc., a Texas corporation dated March 31, 2016.

4.
Lease between Whitestone CP Woodland PH2, LLC, a Delaware limited liability company and MSK Auto Inc., a Texas corporation, and Majestic Motorcars, LLC, a Texas limited liability company dated March 16, 2016 and March 18, 2016

Corporate Park Northwest

1.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Abdul M. Conteh & Robert A. Fore, d/b/a Tangible Difference Learning Center dated July 27, 2016.

2.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and John Dimitroff and Alan McCulley dated August 13, 2014, as amended by the following:

a.	First Amendment to Lease dated August 25, 2016

3.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Merle Barziza and Melody Tann dated September 24, 1999, as amended by the following:

a.	Addendum dated April _____

b.	First Amendment to Lease Agreement dated February 12, 2007

c.	Second Amendment to Lease Agreement dated May 14, 2009

d.	Third Amendment to Lease Agreement dated February 20, 2012

e.	Fourth Amendment to Lease dated March 24, 2015

f.	Fifth Amendment to Lease dated May 16, 2016

4.
Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Tijinekia Telford Insurance Agency, Inc., a Texas corporation dated November 17, 2011, as amended by the following:

a.	First Amendment to Lease dated December 6, 2012

b.	Second Amendment to Lease dated February 3, 2015

c.	Third Amendment to Lease dated December 16, 2015

5.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Easter Seals of Greater Houston, Inc. dated June 30, 2014

6.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Jose Alcantar, a single man dated October 27, 2015

7.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Kevin Young Designers, Inc. dated November 19, 2013

Schedule 6.1.1

8.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Heritage Construction Company, LLC, a Texas limited liability company dated August 9, 2016

9.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Carlos Martinez, an individual dated August 30, 2013, as amended by the following:

a.	First Amendment to Lease dated June 25, 2015

10.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Globaltech General Agency, Inc., a Texas corporation dated January 6, 2011, as amended by the following:

a.	First Amendment to Lease date April 7, 2014

b.	Second Amendment to Lease dated March 25, 2015

11.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and D & R Interest, Inc., a Texas corporation dated May 15, 2003, as amended by the following:

a.	First Amendment to Lease dated August 9, 2004

b.	Second Amendment to Lease Agreement dated August 26, 2009

c.	Third Amendment to Lease Agreement dated August 25, 2010

d.	Fourth Amendment to Lease dated September 11, 2012

e.	Fifth Amendment to Lease dated August 20, 2014

f.	Sixth Amendment to Lease dated January 6, 2016

g.	Seventh Amendment to Lease dated October 7, 2016

12.
Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Automatic Pump & Equipment Company, Inc., a Texas corporation dated September 19, 1994, as amended by the following:

a.	Amendment to Lease - Renewal dated August 10, 1997

b.	Third Addendum dated February 8, 2001

c.	Fourth Addendum dated July 18, 2003

d.	Fifth Addendum dated December 30, 2004

e.	Sixth Amendment to Lease Agreement dated February 11, 2008

f.	Seventh Amendment to Lease Agreement dated February 19, 2009

g.	Eighth Amendment to Lease Agreement dated January 19, 2010

h.	Ninth Amendment to Lease Agreement dated February 10, 2011

i.	Tenth Amendment to Lease Agreement dated February 23, 2012

j.	Eleventh Amendment to Lease dated January 10, 2013

k.	Twelfth Amendment to Lease dated February 25, 2014

l.	Thirteenth Amendment to Lease dated February 9, 2015

m.	Fourteenth Amendment to Lease dated March 5, 2016

13.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Henry W. Maclin dated October 31, 2014

Schedule 6.1.1

14.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Carlos Camacho, a married man dated September 6, 2011, as amended by the following:

a.	First Amendment to Lease dated January 20, 2014

b.	Second Amendment to Lease dated January 27, 2016

15.	Lease agreement between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and EDH Plumbing Contractors, LLC, a Texas limited liability company dated June 30, 2015

16.
Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Pamela M. Logsdon, CPA, an individual, d/b/a Avanta Accounting Services dated April 24, 2003, as amended by the following:

a.	First Amendment to Lease dated May 16, 2006

b.	Second Amendment to Lease Agreement dated June 7, 2011

c.	Third Amendment to Lease dated July 7, 2015

17.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Whitestone TRS, Inc., a Delaware corporation dated June 17, 2016

a.	Sublease between Whitestone TRS, Inc., a Delaware corporation and Versacor Enterprises, LLC, a Texas limited liability company dated January 12, 2015, as amended by the following:

i.	First Amendment to Lease and Assignment of Rights dated June 17, 2016

18.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Durham Publication, Inc., a Texas corporation dated October 17, 2011, as amended by the following:

a.	First Amendment to Lease dated December 4, 2014

19.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Gabriella Gonzalez, a married woman and Jose Villalpando, a married man dated July 12, 2016

20.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Byung Choi Yu dba Arum’s Deli dated April 8, 1985, as amended by the following:

a.	Amendment to Lease - Renewal dated September 21, 1990

b.	Amendment to Lease - Renewal dated October 31, 1994

c.	Amendment to Lease - Renewal dated March 17, 2000

d.	Second Amendment to Lease dated August 11, 2005

e.	Third Amendment to Lease Agreement dated October 6, 2010

f.	Fourth Amendment to Lease dated June 20, 2013

21.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and ESC Consultants, Inc., a Texas corporation dated July 1, 2016

Schedule 6.1.1

22.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Patsco LLC, a Texas limited liability company dated May 15, 2014, as amended by the following:

a.	First Amendment to Lease dated June 20, 2016

b.	Second Amendment to Lease dated November 23, 2016

23.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Joyce Valkovich DDS dated January 19, 2012, as amended by the following:

a.	First Amendment to Lease dated January 28, 2014

b.	Second Amendment to Lease dated March 1, 2016

24.
Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Manuela Dressel Lane & Courtney Lane, Dr., d/b/a Ultimate Balance Fitness dated December 2, 2010, as amended by the following

a.	First Amendment to Lease Agreement dated May 31, 2011

b.	Second Amendment to Lease dated July 8, 2016

25.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Joseph J. Gentempo dated November 14, 2012, as amended by the following:

a.	First Amendment to Lease dated December 5, 2015

26.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Joseph J. Gentempo dated April 14, 2003, as amended by the following:

a.	First Amendment to Lease dated June 13, 2006

b.	Second Amendment to Lease Agreement dated June 18, 2009

c.	Third Amendment to Lease Agreement dated January 13, 2010

d.	Fourth Amendment to Lease Agreement dated December 19, 2011

e.	Fifth Amendment to Lease dated December 20, 2014

27.
Lease agreement between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Houston Spinal Care PC, a Texas professional corporation dated May 20, 2010, as amended by the following:

a.	First Amendment to Lease dated September 11, 2013

b.	Second Amendment to Lease dated October 8, 2014

c.	Third Amendment to Lease dated October 6, 2016

28.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and National Skilled Trades Masters LL, a Texas limited liability company dated October 28, 2016

29.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Whitestone REIT dated November 19, 2009

Schedule 6.1.1

30.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and John W. Scott dated February 27, 1998, as amended by the following:

a.	Amendment to Lease - Renewal dated November 14, 2000

b.	Addendum dated October 8, 2002

c.	Third Amendment to Lease Agreement dated February 14, 2007

d.	Fourth Amendment to Lease Agreement dated April 12, 2010

e.	Fifth Amendment to Lease dated April 5, 2013

f.	Sixth Amendment to Lease dated April 16, 2015

31.
Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and David Neidhart, CPC, P.C. a Texas professional corporation dated October 24, 2013, as amended by the following:

a.	First Amendment to Lease dated February 10, 2016

32.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and FAB, Inc., an Oregon corporation, d/b/a Writer’s Bloc dated October 9, 2014, as amended by the following:

a.	First Amendment to Lease dated August 30, 2016

33.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and L.B. Foster Company, a Pennsylvania corporation dated May 8, 2012, as amended by the following:

a.	First Amendment to Lease dated January _, 2015

34.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Debbie Thomas d/b/a Studio 10 Hair Design dated March 8, 1996, as amended by the following:

a.	Amendment to Lease - Renewal dated March 29, 2010

b.	Addendum to September 12, 2001

c.	Addendum dated October 4, 2002

d.	Second Amendment to Lease dated September 15, 2005

e.	Third Amendment to Lease Agreement dated October 8, 2008

f.	Fourth Amendment to Lease dated November 9, 2012

g.	Fifth Amendment to Lease dated September 11, 2013

h.	Sixth Amendment to Lease dated November 16, 2016

35.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Murphy Lawal, a married man, dated March 21, 2012, as amended by the following:

a.	First Amendment to Lease dated October 23, 2013

b.	Second Amendment to Lease dated February 18, 2016

36.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Texas Protax-Austin, Inc., a Texas corporation dated February 25, 2016

a.	First Amendment to Lease dated October 10, 2016

Schedule 6.1.1

37.
Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Greater True Faith Missionary Baptist Church Inc., a Texas corporation dated June 2, 2014, as amended by the following:

a.	First Amendment to Lease dated September 8, 2014

b.	Second Amendment to Lease dated December 3, 2016

38.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Emmanuel Health Homecare, Inc., a Texas corporation dated October 31, 2003, as amended by the following:

a.	First Amendment to Lease dated October 26, 2006

b.	Second Amendment to Lease dated March 6, 2009

c.	Third Amendment to Lease Agreement dated March 5, 2012

d.	Fourth Amendment to Lease dated April 8, 2015

39.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Basic IDIQ, Inc., a Texas corporation dated November 20, 2009, as amended by the following:

a.	First Amendment to Lease Agreement dated November 8, 2010

b.	Second Amendment to Lease Agreement dated December 5, 2011

c.	Third Amendment to Lease dated November 20, 2012

d.	Fourth Amendment to Lease dated December 2, 2013

e.	Fifth Amendment to Lease dated December 16, 2015

40.
Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Timothy D. McGregor, a married man and Leslie Benckenstein, a single woman, dated March 19, 2010, as amended by the following:

a.	First Amendment to Lease Agreement dated May 18, 2010

b.	Second Amendment to Lease Agreement dated March 22, 2011

c.	Third Amendment to Lease Agreement dated April 4, 2012

d.	Fourth Amendment to Lease dated April 10, 2013

e.	Fifth Amendment to Lease dated November 20, 2013

f.	Sixth Amendment to Lease dated May 6, 2014

g.	Seventh Amendment to Lease dated April 29, 2015

h.	Assignment of Lease Interest dated July 28, 2016

41.
Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Ramped Up Access, LLC, a Delaware limited liability company dated August 20, 2013, as amended by the following:

a.	First Amendment to Lease dated September 18, 2015

42.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and AmeriHealth Laboratory, LLC, a Texas limited liability company dated November 25, 2014

Schedule 6.1.1

43.
Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Gables Residential Services Inc., a Texas corporation d/b/a Gables Corporate Accommodations dated July 20, 2011, as amended by the following:

a.	First Amendment to Lease dated November 7, 2014

b.	Second Amendment to Lease dated October 15, 2015

c.	Third Amendment to Lease dated November 3, 2016

44.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Xi Lin, d/b/a Oscar Trend Trading Company dated March 24, 2015, as amended by the following:

a.	First Amendment to Lease dated April 15, 2016

45.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Industrial Tape & Label Corp, a Texas corporation dated December 7, 2015

46.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Versi-Tec Electric Inc., a Texas corporation, as amended by the following:

a.	First Amendment to Lease dated October 8, 2016

47.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and John Simmons, a married man, d/b/a Enviro Resources dated June 8, 2012, as amended by the following:

a.	First Amendment to Lease dated June 21, 2013

b.	Second Amendment to Lease dated August 21, 2014

c.	Third Amendment to Lease dated __________; executed August 11, 2015

d.	Fourth Amendment to Lease dated September 13, 2016

48.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Tyler Staffing Services, Inc., a Georgia corporation, d/b/a Chase Professionals dated November 10, 2014

49.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Amilcar Vasquez, an individual dated March 16, 2009, as amended by the following:

a.	First Amendment to Lease Agreement dated March 22, 2011

b.	Second Amendment to Lease Agreement dated January 24, 2012

c.	Third Amendment to Lease dated October 9, 2015

50.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Scott Baxter dated October 30, 2009, as amended by the following:

a.	First Amendment to Lease Agreement dated April 10, 2012

b.	Second Amendment to Lease dated November 7, 2014

Schedule 6.1.1

51.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and OHL USA, Inc. dated December 12, 2013, as amended by the following:

a.	First Amendment to Lease dated April 17, 2014

52.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Oil Projects-USA, LLC, a Florida limited liability company dated July 29, 2015, as amended by the following:

a.	First Amendment to Lease dated September 9, 2016

53.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Starr Comprehensive Solutions, Inc., a Texas corporation dated January 5, 2005, as amended by the following:

a.	First Amendment to Lease dated November 15, 2007

b.	Second Amendment to Lease Agreement dated December 23, 2008

c.	Third Amendment to Lease Agreement dated January 14, 2010

d.	Fourth Amendment to Lease Agreement dated January 24, 2012

e.	Fifth Amendment to Lease Agreement dated May 31, 2012

f.	Sixth Amendment to Lease dated June 15, 2015

g.	Seventh Amendment to Lease dated November 21, 2015

h.	Eighth Amendment to Lease dated June 9, 2016

54.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Jeffrey Allen Pollard, an individual dated June 20, 2015

55.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Briana Horn, a single woman dated November 2, 2012, as amended by the following:

a.	First Amendment to Lease dated January 6, 2016

56.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Gaston Fuenmayor, a single man dated March 20, 2014, as amended by the following:

a.	First Amendment to Lease dated March 8, 2016

57.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and C2M Technologies, Inc., a Texas corporation dated May 1, 2015

58.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Houston Electron Microscopy, Inc. dated June 20, 2013

59.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and OHL USA, Inc. dated December 12, 2014

60.
Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Virtual Builders Exchange, LLC, a Texas limited liability company dated May 10, 2012, as amended by the following:

Schedule 6.1.1

a.	First Amendment to Lease dated July 11, 2014

b.	Second Amendment to Lease dated July 9, 2016

61.
Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and APC Property Management LLC, a Texas limited liability company dated July 31, 2013, as amended by the following:

a.	First Amendment to Lease dated October 30, 2015

62.
Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Hermanos De Radio Marin, Inc., a non-profit corporation dated September 3, 2003, as amended by the following:

a.	First Amendment to Lease dated May 1, 2006

b.	Second Amendment to Lease Agreement dated November 25, 2008

c.	Third Amendment to Lease Agreement dated March 30, 2011

d.	Fourth Amendment to Lease dated December 11, 2013

63.
Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Down Syndrome Association of Houston, Inc., a Texas corporation dated April 1, 2013, as amended by the following:

a.	First Amendment to Lease dated March 5, 2016

64.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Charles Goldsmith, an individual dated September 5, 2002, as amended by the following:

a.	First Amendment to Lease dated September 28, 2005

b.	Second Amendment to Lease dated February 23, 2006

c.	Third Amendment to Lease dated September 7, 2006

d.	Fourth Amendment to Lease dated February 24, 2009

e.	Fifth Amendment to Lease dated September 20, 2011

f.	Sixth Amendment to Lease dated August 26, 2013

g.	Seventh Amendment to Lease dated October 28, 2015

h.	Eighth Amendment to Lease dated October 6, 2016

65.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Sylvia Cisneros, a single woman dated April 29, 2015, as amended by the following:

a.	First Amendment to Lease dated April 22, 2016

66.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and OHL USA, Inc., a Delaware corporation dated July 16, 2015

67.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Whitestone REIT, a Maryland real estate investment trust dated December 18, 2015

Schedule 6.1.1

68.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Printers, Computers, & Lans, Inc., a Texas corporation dated March 29, 1996, as amended by the following:

a.	Amendment to Lease - Renewal dated September 7, 2000

b.	Addendum dated November 1, 2002

c.	Second Amendment to Lease dated August 4, 2005

d.	Third Amendment to Lease dated November 12, 2008

e.	Fourth Amendment to Lease dated August 22, 2011

f.	Fifth Amendment to Lease dated December 1, 2014

g.	Sixth Amendment to Lease dated November 25, 2015

h.	Seventh Amendment to Lease dated November 10, 2016

69.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Infotec of Texas Inc., a Texas corporation dated November 7, 2011, as amended by the following:

a.	First Amendment to Lease dated July 10, 2013

b.	Second Amendment to Lease dated December 9, 2015

70.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Whitestone REIT dated November 28, 2011, as amended by the following:

a.	First Amendment to Lease dated July 12, 2012

b.	Second Amendment to Lease dated December 20, 2013

c.	Third Amendment to Lease dated May 15, 2015

71.
Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Positive Effects, Inc., a Texas non-profit corporation dated September 13, 2010, as amended by the following:

a.	First Amendment to Lease dated January 13, 2014

b.	Second Amendment to Lease dated June 10, 2014

c.	Third Amendment to Lease dated December 18, 2015

72.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Charles Duncan, Inc., a Texas corporation dated July 10, 2003, as amended by the following:

a.	First Amendment to Lease dated October 24, 2006

b.	Second Amendment to Lease dated December 1, 2009

c.	Third Amendment to Lease dated December 17, 2012

d.	Fourth Amendment to Lease dated February 3, 2015

e.	Fifth Amendment to Lease dated February 1, 2016

73.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Diana Rivera-Maldonado dated December 13, 2012, as amended by the following:

a.	First Amendment to Lease dated February 16, 2015

Schedule 6.1.1

74.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and DirecToHispanic, LLC, a Delaware limited liability company dated April 1, 2014, as amended by the following:

a.	First Amendment to Lease dated October 27, 2015

b.	Second Amendment to Lease dated August 9, 2016

75.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Charles Goldsmith, an individual dated September 20, 2012, as amended by the following:

a.	First Amendment to Lease dated November 6, 2014

b.	Second Amendment to Lease dated October 28, 2015

76.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Jack Branham, a single man, dated December 30, 2010, as amended by the following:

a.	First Amendment to Lease Agreement dated January 3, 2012

b.	Second Amendment to Lease dated December 5, 2012

c.	Third Amendment to Lease dated December 21, 2015

77.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and William B. Lockhart dated December 17, ____

78.	Whitestone REIT Operating Partnership III LP, a Texas limited partnership and EOV Risk Management, Inc., a Texas corporation dated September 15, 2016

79.
Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Christopher D. Thomann, a single man, d/b/a B and C Custom Cabling dated May 8, 2014, as amended by the following:

a.	First Amendment to Lease dated March 16, 2016

80.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Walter Hirsch, an individual dated August 4, 2015

81.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and David Miles dated February 27, 2014

82.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Isael Ayala, a married man dated March 26, 2015, as amended by the following:

a.	First Amendment to Lease dated June 21, 2016

83.	Lease between Whitestone REIT Operating Partnership III LP, a Texas limited partnership and Nicacio Cortes, an individual dated July 16, 2001, as amended by the following:

a.	First - Addendum dated April 20, 2003

b.	Second Amendment to Lease Agreement dated May 15, 2009

Schedule 6.1.1

c.	Third Amendment to Lease Agreement dated August 25, 2010

d.	Fourth Amendment to Lease Agreement dated August 31, 2011

e.	Fifth Amendment to Lease dated September 27, 2012

f.	Sixth Amendment to Lease dated October 9, 2013

g.	Seventh Amendment to Lease dated October 30, 2014

h.	Eighth Amendment to Lease dated September 17, 2015

i.	Ninth Amendment to Lease dated October 7, 2016

9101 - LBJ

1.	Lease between Whitestone Offices LLC, a Texas limited liability company and Kent Network Solutions, Inc., d/b/a ManageWatch dated April 19, 2011

2.	Lease between Whitestone Offices LLC, a Texas limited liability company and Costanza Insurance Agency, Inc. dated June 17, 2003, as amended by the following:

a.	First Amendment to Lease Agreement dated ____5, ____

b.	Second Amendment to Lease Agreement dated April 10, 2012

3.	Lease between Whitestone Offices LLC, a Texas limited liability company and Rocky Mountain High Brands, Inc., a Nevada corporation dated June 3, 2016, as amended by the following:

a.	First Amendment to Lease dated September 13, 2016

4.	Lease between Whitestone Offices LLC, a Texas limited liability company and Air Liquide Electronics U.S. LP, a Delaware limited partnership dated May 3, 2001, as amended by the following:

a.	Lease Amendment One dated January 28, 2004

b.	Second Amendment to Lease Agreement dated December 16, 2007

c.	Third Amendment to Lease Agreement dated September 18, 2008

d.	Fourth Amendment to Lease dated January 24, 2013

5.	Lease between Whitestone Offices LLC, a Texas limited liability company and Whitestone Cubexec of 9101 Freeway LLC, a Delaware limited liability company dated March 31, 2016

6.
Lease between Whitestone Offices LLC, a Texas limited liability company and Chemical Information Services, L.L.C., a Texas limited liability company dated October 17, 2001, as amended by the following:

a.	Assignment of Lease and Landlord’s Consent dated February 15, 2005

b.	First Amendment to Lease Agreement dated February 22, 2007

c.	Second Amendment to Lease Agreement dated February 16, 2010

d.	Third Amendment to Lease Agreement dated August 7, 2012

e.	Fourth Amendment to Lease dated January 21, 2013

7.	Lease between Whitestone Offices LLC, a Texas limited liability company and IM Supply Company, a Delaware corporation dated March 25, 2016

Schedule 6.1.1

8.	Lease between Whitestone Offices LLC, a Texas limited liability company and Centivity LLC, a Texas limited liability company dated August 26, 2016.

9.	Lease between Whitestone Offices LLC, a Texas limited liability company and Marc L. Delflache dated March 24, 2015

10.	Lease between Whitestone Offices LLC, a Texas limited liability company and Hossley Embry, LLC dated February 4, 2014

11.	Lease between Whitestone Offices LLC, a Texas limited liability company and Mark Lyon Group, LLC dated February 4, 2014

12.	Lease between Whitestone Offices LLC, a Texas limited liability company and McCloud Marketing, LLC, a Texas limited liability company dated July 31, 2015

13.	Lease between Whitestone Offices LLC, a Texas limited liability company and Piston Acquisition, Inc., dated September 25, 2007, as amended by the following:

a.	First Amendment to Lease Agreement dated May 3, 2012

b.	Consent to Assignment of Lease dated ____ September, 2013

14.	Whitestone Offices LLC, a Texas limited liability company and Whitestone TRS, Inc., a Delaware corporation dated November 8, 2016

15.	Lease between Whitestone Offices LLC, a Texas limited liability company and Coverall, Dallas-Ft. Worth dated May 19, 2011

a.	First Amendment to Lease and Assignment of Rights dated November 8, 2016

16.	Lease between Whitestone Offices LLC, a Texas limited liability company and Jim Matthews CPA, Inc., a Texas corporation dated May 17, 2012, as amended by the following:

a.	First Amendment to Lease dated September 25, 2015

17.	Lease between Whitestone Offices LLC, a Texas limited liability company and Benjamin Oakes Christy, CPA, LLC, a Texas limited liability company dated March 24, 2016

18.	Lease between Whitestone Offices LLC, a Texas limited liability company and Stock and Company, a Texas corporation dated December 30, 2005, as amended by the following:

a.	First Amendment to Lease Agreement dated May 17, 2007

b.	Second Amendment to Lease Agreement dated February 22, 2012

c.	Third Amendment to Lease Agreement dated June 11, 2012

d.	Fourth Amendment to Lease dated November 25, 2015

19.	Lease between Whitestone Offices LLC, a Texas limited liability company and DFW-SCS, Inc., a Texas corporation dated April 3, 2013, as amended by the following:

a.	First Amendment to Lease and Assignment dated September 27, 2016

Schedule 6.1.1

20.	Lease between Whitestone Offices LLC, a Texas limited liability company and Life Benefits, Inc. dated November 19, 2012

21.	Lease between Whitestone Offices LLC, a Texas limited liability company and Integral USA LLC, a Texas limited liability company dated May 24, 2016

22.	Lease between Whitestone Offices LLC, a Texas limited liability company and Pacific Commercial Services, Inc., dated September 1, 2010, as amended by the following:

a.	First Amendment to Lease Agreement dated October 15, 2010

23.	Lease between Whitestone Offices LLC, a Texas limited liability company and SGC Health Group Inc., a Texas corporation dated September 1, 2004, as amended by the following:

a.	First Amendment to Lease Agreement dated July 15, 2009

b.	Second Amendment to Lease Agreement dated July 20, 2010

c.	Third Amendment to Lease dated June 10, 2014

d.	Fourth Amendment to Lease dated August 5, 2015

24.	License agreement between Whitestone Offices LLC, a Texas limited liability company and T-Mobile West LLC, a Delaware limited liability company dated March 17, 2005, as amended by the following:

a.	First addendum to License Agreement dated September ___, 2007

b.	Second Amendment to License Agreement dated October 30, 2009

c.	Third Amendment to License Agreement dated June 18, 2015

Uptown Tower

1.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Berlof & Newton PC dated May 31, 2006, as amended by the following:

a.	First Amendment to Lease dated October 26, 2006

b.	Second Amendment to Lease Agreement dated August 25, 2009

c.	Third Amendment to lease dated August 10, 2011

d.	Fourth Amendment to Lease dated September 8, 2011

e.	Fifth Amendment to Lease dated October 8, 2013

f.	Sixth Amendment to Lease dated November 4, 2016

2.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and New Lift Styles, Inc. dated May 5, 1998, as amended by the following:

a.	First Amendment to Lease dated May 12, 2000

b.	Second Amendment to Lease dated July 29, 2002

c.	Third Amendment to Lease dated December 18, 2007

d.	Fourth Amendment to Lease dated September 13, 2012

3.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Executive Snack Shop dated October 10, 2006, as amended by the following:

a.	First Amendment to Lease Agreement dated December 7, 2011

Schedule 6.1.1

b.	Second Amendment to Lease dated November 16, 2016

4.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Liberty Mutual Insurance Company, a Massachusetts Stock Insurance Company dated October 30, 2012

5.	Lease between Whitestone Uptown Tower LLC, a Delaware limited liability company and Victory Document Services Inc., a Texas corporation date October 21, 2014

6.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Southwest Search, L.L.C. dated December 6, 2000, as amended by the following:

a.	First Amendment to Lease dated July 28, 2005

b.	Second Amendment to Lease Agreement dated August 7, 2007

c.	Third Amendment to Lease Agreement dated August 19, 2009

d.	Fourth Amendment to Lease dated October 23, 2012

7.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and MAG Financial Services, Inc., a Texas corporation dated June 6, 2014, as amended by the following:

a.	First Amendment to Lease dated September 19, 2016

8.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and EST Healthcare Business Solutions, L.L.C dated June 6, 2000, as amended by the following:

a.	First Amendment to Lease dated October 20, 2000

b.	Second Amendment to Lease dated November 11, 2004

c.	Third Amendment to Lease Agreement dated November 15, 2007

d.	Fourth Amendment to Lease Agreement dated August 29, 2009

e.	Fifth Amendment to Lease dated August 13, 2012

9.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Law Office of Sonali Patnaik, PLLC, a Texas professional limited liability company dated May 15, 2015

10.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and The Worrell Law Firm, P.C. a professional corporation dated November 8, 2011, as amended by the following:

a.	First Amendment to Lease dated March 24, 2014

11.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Whitestone REIT dated September 19, 2013

12.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Raymond Edward Scott, a single man, dated March 7, 2016

Schedule 6.1.1

13.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Kastl Law, P.C. dated August 31, 2013, as amended by the following:

a.	First Amendment to Lease dated November 8, 2012

14.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Wayne R. Shahan, d/b/a Law Office of Wayne R. Shahan dated April 29, 2017

15.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Lyca Tel, LLC, a New Jersey limited liability company dated May 1, 2014, as amended by the following:

a.	First Amendment to Lease dated May 21, 2015

b.	Second Amendment to Lease dated June 23, 2016

16.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Tinius & Associates, LLC dated March 31, 2014

17.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Dallas Anesthesiology Associates, Inc. dated March 11, 2008, as amended by the following:

a.	First Amendment to Lease dated February 27, 2013

18.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Lira Bravo Law, PLLC, a Texas professional limited liability company date July 21, 2015

19.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Madeley & Company dated October 25, 2010

20.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Integrated Systems, Inc. dated January ___, 2007, as amended by the following:

a.	First Amendment to Lease Agreement dated January 18, 2012

21.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Radford & Associates, P.A. dated September 7, 2007, as amended by the following:

a.	First Amendment to Lease dated April 14, 2014

b.	Second Amendment to Lease dated December 3, 2016

22.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Mybrandpromo of Texas, LLC, a Texas limited liability company dated May 20, 2016

23.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and KOA Partners, LLC, a Texas limited liability company dated September 3, 2015

24.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Tom D’Amore & Howard Blackmon dated September 8, 2014

Schedule 6.1.1

25.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Naturopathic Health Center, Inc. dated September 20, 2000, as amended by the following:

a.	First Amendment to Office Lease dated April 30, 2001

b.	Second Amendment to Lease dated September 9, 2005

c.	Third Amendment to Lease Agreement dated March 24, 2011

26.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Gregory A. Whittmore dated April 30, 2015

27.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Uptown Psychotherapy Associates dated January 5, 2007, as amended by the following:

a.	First Amendment to Lease Agreement dated February 22, 2012

28.	Lease between Whitestone Uptown Tower LLC, a Delaware limited liability company and Whitestone Cubexec of Uptown Tower LLC, a Delaware limited liability company dated May 6, 2015.

29.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Complete Consulting Solutions, LLC, a Texas limited liability company, d/b/a BridgeRight Group dated April 9, 2015

30.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Summit Consultants, Inc., a Texas corporation dated June 3, 2014, as amended by the following:

a.	First Amendment to Lease dated April 10, 2015

31.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Dallas Tax Solutions, Inc. dated December 5, 2013

32.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Scottie D. Allen, an individual dated April 4, 2007, as amended by the following:

a.	First Amendment to Lease Agreement dated April 1, 2010

b.	Second Amendment to Lease dated July 16, 2015

33.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Victory Telecom Inc., a Texas corporation dated March 6, 2013, as amended by the following:

a.	First Amendment to Lease dated August 14, 2013

b.	Second Amendment to Lease dated May 1, 2015

34.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Vickery Meadow Learning Center d/b/a VMLC dated March 28, 2014

Schedule 6.1.1

35.
Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and The Guarantee Company of North America USA, a Michigan corporation dated September 21, 2012, as amended by the following:

a.	First Amendment to Lease dated November 4, 2015

36.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Laboratory Corporation of America, a Delaware corporation dated February 18, 2016

37.
Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and David M. Lee, MD PA, a Texas professional association d/b/a Uptown Physicians Group dated October 29, 2015, as amended by the following:

a.	First Amendment to Lease dated July 12, 2016

38.
Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Wingert Holdings, LLC, a Texas limited liability company, d/b/a Wingert Real Estate Company dated February 28, 2014, as amended by the following:

a.	First Amendment to Lease dated December 22, 2015

39.
Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Kennedy Licensing Service Inc., a Texas corporation, d/b/a Kennedy Licensing dated June 2, 2008, as amended by the following:

a.	First Amendment to Lease Agreement dated February 16, 2011

b.	Second Amendment to Lease dated September 26, 2014

40.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Merrill Communications, L.L.C., dated May 8, 2007, as amended by the following:

a.	First Amendment to Lease dated February 18, 2014

41.	Lease between Whitestone Uptown Tower LLC, a Delaware limited liability company and Farhad Niroomand, MD, PA, a Texas professional association, d/b/a Uptown Dermatology dated December 20, 2014

42.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Tom M. Thomas II, Attorney at Law dated October 14, 2010, as amended by the following:

a.	First Amendment to Lease Agreement dated February 16, 2011

b.	Second Amendment to Lease Agreement dated August 12, 2011

c.	Third Amendment to Lease dated May 17, 2013

d.	Fourth Amendment to Lease dated February 1, 2016

43.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Eureka Holdings Acquisitions, L.P., a Texas limited partnership dated July 28, 2016

44.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Tecon Corporation, a Nevada corporation dated April 16, 2009, as amended by the following:

Schedule 6.1.1

a.	First Amendment to Lease dated June 8, 2011

b.	Second Amendment to Lease dated August 17, 2015

45.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Matthew V. Shaw, a single man, d/b/a Hot Wire Consultants dated September 15, 2016

46.
Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Atwood & McCall, PLLC, a Texas professional limited liability company dated February 11, 2013, as amended by the following:

a.	First Amendment to Lease and Assignment dated January 28, 2016

47.	Lease between Whitestone Uptown Tower LLC, a Delaware limited liability company and Amit Sethi, BDS, MDS, PC, a professional corporation dated September 16, 2014

48.	Lease between Whitestone Uptown Tower LLC, a Delaware limited liability company and Capstone Underwriters LLC, a Texas limited liability company dated April 6, 2001, as amended by the following:

a.	First Amendment to Lease dated October 3, 2003

b.	Second Amendment to Lease Agreement dated May 26, 2009

c.	Third Amendment to Lease dated April 11, 2016

49.
Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Williams, Rush & Associates LLC, a Texas limited liability company dated October 3, 2012, as amended by the following:

a.	First Amendment to Lease dated August 20, 2015

50.
Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Bluebonnet Hospice of East Texas Inc., a Texas corporation d/b/a Bluebonnet Home Care dated January 15, 2015, as amended by the following:

a.	First Amendment to Lease dated June 17, 2016

51.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Wilkinson Center dated August 23, 2007, as amended by the following:

a.	First Amendment to Lease dated May 15, 2009

b.	Second Amendment to Lease dated June 23, 2014

c.	Third Amendment to Lease dated October 20, 2014

52.	Lease between Whitestone Uptown Tower LLC, a Delaware limited liability company and Whitestone TRS, Inc., a Delaware corporation dated June 30, 2016, as amended by the following:

a.	Third Amendment to Lease and Assignment of Rights dated June 30, 2016

53.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Brockette/Davis/Drake, Inc., a Texas corporation dated March 14, 1994, as amended by the following:

Schedule 6.1.1

a.	First Amendment to Lease Agreement dated September 9, 1997

b.	Second Amendment to Lease Agreement dated May 5, 1999

c.	Third Amendment to Lease dated May 12, 2000

d.	Lease Renewal Agreement and Fourth Amendment to Lease dated January 26, 2001

e.	Fifth Amendment to Lease Agreement dated July 27, 2009

f.	Sixth Amendment to Lease Agreement dated March 18, 2011

g.	Seventh Amendment to Lease Agreement dated August 15, 2011

h.	Eighth Amendment to Lease dated August 20, 2015

i.	Ninth Amendment to Lease dated October 9, 2015

54.	Lease between Whitestone Uptown Tower LLC, a Delaware limited liability company and Performance Properties LLC, a Texas limited liability company dated January 1, 2015

55.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Reuben I. Wolfson Properties, a Texas general partnership dated April 29, 2003, as amended by the following:

a.	First Amendment to Lease dated September 18, 2006

b.	Second Amendment to Lease Agreement dated June 1, 2009

c.	Third Amendment to Lease Agreement dated April 23, 2012

d.	Fourth Amendment to Lease dated April 9, 2015

56.	Lease between Whitestone Uptown Tower LLC, a Delaware limited liability company and Waters, Hardy & Company, PC, a Texas professional corporation dated August 22, 2002, as amended by the following:

a.	First Amendment to Lease Agreement dated August 7, 2008

b.	Second Amendment to Lease dated September 3, 2014

57.
Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Balekian Hayes, PLLC, a Texas professional limited liability company dated July 2, 2009, as amended by the following:

a.	First Amendment to Lease dated March 3, 2014

b.	Second Amendment to Lease dated May 1, 2015

c.	Third Amendment to Lease dated July 26, 2016

d.	Fourth Amendment to Lease dated September 30, 2016

58.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Reflections Dental PLLC, a Texas professional limited liability company dated July 26, 2016

59.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Abdelhadi & Associated P.C., a Texas professional corporation dated May 7, 2007, as amended by the following:

a.	First Amendment to Lease Agreement dated July 6, 2007

b.	Second Amendment to Lease dated June 20, 2012

Schedule 6.1.1

c.	Third Amendment to Lease dated January 26, 2016

60.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Androvett Legal Media & Marketing Ltd., a Texas corporation dated April 29, 2016

61.	Lease between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Dallas Counseling and Treatment Center, PLLC, a Texas professional limited liability company dated May 29, 2015

62.	License Agreement between Whitestone Uptown Tower, LLC, a Delaware limited liability company and Cogent Communications, Inc., dated June 28, 2002, as amended by the following:

a.	First Amendment to Telecommunications License Agreement dated January 1, 2008

List of Defaulting Tenants

Property                        Defaulting Tenant

I-10                             Igopal LLC

Schedule 6.1.1

SCHEDULE 6.1(e)
EQUITY INTERESTS

Entity	Owner
Whitestone CP Woodland Ph. 2, LLC, a Delaware limited liability company	100% Owned by Whitestone REIT Operating Partnership L.P., its sole Member

Whitestone Industrial-Office LLC, a Texas limited liability company	100% Owned by Whitestone REIT Operating Partnership L.P., its sole Member

Whitestone Offices LLC, a Texas limited liability company	100% Owned by Whitestone REIT Operating Partnership L.P., its sole Member

Whitestone Uptown Tower, LLC, a Delaware limited liability company	100% Owned by Whitestone REIT Operating Partnership L.P., its sole Member

Schedule 6.1(e)

SCHEDULE 6.1(w)

PERSONS CONTROLLED BY AN ENTITY

NONE

Schedule 6.1(w)

SCHEDULE 6.1.3

OPTIONS OR RIGHTS OF FIRST
REFUSAL OR OPPORTUNITY

NONE

Schedule 6.1.3